                                                                     EXHIBIT 4.1




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                             BECKMAN COULTER, INC.,

                                    AS ISSUER

                 COULTER CORPORATION AND HYBRITECH INCORPORATED,

                                  AS GUARANTORS

                                       AND

                                 CITIBANK, N.A.

                                   AS TRUSTEE

                    ----------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of June ___, 2001


                    ----------------------------------------


                 Supplemental to Senior Indenture dated as of April 25, 2001



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

                                TABLE OF CONTENTS


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
                                          ARTICLE I

                   DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.      Definitions...............................................................2
SECTION 102.      Conflicts with Base Indenture............................................22

                                          ARTICLE II

                                        FORM OF NOTES

SECTION 201.      Form of Notes............................................................22

                                         ARTICLE III

                                          THE NOTES

SECTION 301.      Title and Terms..........................................................22
SECTION 302.      Registrar, Paying Agent and Conversion Agent.............................23
SECTION 303.      Purchase of Notes at Option of the Company; Notice to Trustee............23
SECTION 304.      Selection of Notes to be Redeemed........................................24
SECTION 305.      Notice of Redemption.....................................................24
SECTION 306.      Effect of Notice of Redemption...........................................25
SECTION 307.      Deposit of Redemption Price..............................................26
SECTION 308.      Notes Redeemed in Part...................................................26
SECTION 309.      Conversion Arrangement on Call for Redemption............................26
SECTION 310.      Purchase of Notes at Option of the Holder................................27
SECTION 311.      Repurchase of Notes at Option of the Holder upon Fundamental Change......33
SECTION 312.      Effect of Purchase Notice or Fundamental Change Repurchase Notice........41
SECTION 313.      Deposit of Purchase Price or Fundamental Change Repurchase Price.........42
SECTION 314.      Notes Purchased or Repurchased in Part...................................43
SECTION 315.      Covenant to Comply with Securities Laws upon Purchase or Repurchase of
                  Notes....................................................................43
SECTION 316.      Repayment to the Company.................................................44

                                          ARTICLE IV

                                 SPECIAL TAX EVENT CONVERSION

SECTION 401.      Optional Conversion to Semi-Annual Cash Pay Note Upon Tax Event..........44
SECTION 402.      Paying Agent to Hold Money in Trust......................................45
SECTION 403.      Holder Lists.............................................................45
SECTION 404.      Payment of Interest; Interest Rights Preserved...........................45
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                                TABLE OF CONTENTS
                                   (CONTINUED)


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                                          ARTICLE V

                                          CONVERSION

SECTION 501.      Conversion Privilege.....................................................46
SECTION 502.      Conversion Procedure.....................................................48
SECTION 503.      Fractional Shares........................................................49
SECTION 504.      Taxes on Conversion......................................................49
SECTION 505.      Company to Provide Stock.................................................49
SECTION 506.      Adjustment for Change in Capital Stock...................................50
SECTION 507.      Adjustment for Rights Issue..............................................51
SECTION 508.      Adjustment for Other Distributions.......................................52
SECTION 509.      When Adjustment May be Deferred..........................................53
SECTION 510.      When No Adjustment Required..............................................54
SECTION 511.      Notice of Adjustment.....................................................54
SECTION 512.      Voluntary Increase.......................................................54
SECTION 513.      Notice of Certain Transactions...........................................55
SECTION 514.      Reorganization of Company; Special Distributions.........................55
SECTION 515.      Company Determination Final..............................................56
SECTION 516.      Trustee's Adjustment Disclaimer..........................................56
SECTION 517.      Simultaneous Adjustments.................................................56
SECTION 518.      Successive Adjustments...................................................56
SECTION 519.      Rights Issued in Respect of Common Stock Issued Upon Conversion..........56

                                          ARTICLE VI

                                    COVENANTS AND REMEDIES

SECTION 601.      Maintenance of Properties................................................57
SECTION 602.      Payment of Taxes and Other Claims........................................57
SECTION 603.      Limitation on Liens......................................................57
SECTION 604.      Limitation on Sale and Leaseback Transactions............................58
SECTION 605.      Limitation on Incurrence of Indebtedness.................................59
SECTION 606.      Limitation on Restricted Payments........................................59
SECTION 607.      Provision of Financial Statements and Reports............................61
SECTION 608.      Future Note Guarantors...................................................61
SECTION 609.      Additional Limitations on Consolidation, Etc.............................61
SECTION 610.      Additional Events of Default.............................................62
SECTION 611.      Acceleration of Maturity; Rescission and Annulment.......................64
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                                       ii

                                TABLE OF CONTENTS
                                   (CONTINUED)


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                                         ARTICLE VII

                                     THE NOTE GUARANTEES

SECTION 701.      Unconditional Guarantee..................................................65
SECTION 702.      Additional Note Guarantors...............................................67
SECTION 703.      Release of a Note Guarantee..............................................67
SECTION 704.      Waiver of Subrogation....................................................67
SECTION 705.      Reliance on Judicial Order or Certificate of Liquidating Agent Regarding
                  Dissolution..............................................................68
SECTION 706.      Article VII Applicable to Paying Agents..................................68
SECTION 707.      No Suspension of Remedies................................................68

                                         ARTICLE VIII

                                        MISCELLANEOUS

SECTION 801.      Sinking Funds............................................................69
SECTION 802.      Defeasance and Covenant Defeasance.......................................69
SECTION 803.      Confirmation of Indenture................................................69
SECTION 804.      Counterparts.............................................................69
SECTION 805.      Governing Law............................................................69

EXHIBIT A         Form of Note.............................................................A-1
EXHIBIT B         Form of Purchase Notice..................................................B-1
EXHIBIT C         Form of Fundamental Change Repurchase Notice.............................C-1
EXHIBIT D         Form of Supplemental Indenture in respect of Note Guarantee..............D-1
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                                       iii

               FIRST SUPPLEMENTAL INDENTURE, dated as of June ___, 2001 (this "Supplemental Indenture"), among Beckman Coulter, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), Coulter Corporation, a corporation duly organized and existing under the laws of the State of Delaware, Hybritech Incorporated, a corporation duly organized and existing under the laws of the State of California (the "Guarantors") and Citibank, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the "Trustee") under the Senior Indenture dated as of April 25, 2001 between the Company and the Trustee (the "Base Indenture").

               WHEREAS, Section 901 (7) of the Base Indenture provides that the Company and Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 thereof;

               WHEREAS, the Base Indenture also provides for the issuance from time to time of unsecured senior debentures, notes or other evidences of indebtedness (the "Securities");

               WHEREAS, the Company has duly authorized the creation of a Series of its Securities denominated as the "Zero Coupon Convertible Senior Notes Due 2021" (the "Notes");

               WHEREAS, the Guarantors are executing this Supplemental Indenture pursuant to which the Guarantors will guarantee the Company's obligations under the Notes on the terms and conditions set forth herein;

               WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture; and

               WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, to establish the Notes as provided for in this Supplemental Indenture, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms:

               NOW, THEREFORE, for and in consideration of the premises and purchase of the Notes issued on or after the date of this Supplemental Indenture by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS OF
                               GENERAL APPLICATION

SECTION 101. Definitions.

               For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision;

               (2) capitalized terms used but not defined herein are used as they are defined in the Base Indenture; and

               (3) the following terms have the specified meanings:

               "Accreted Conversion Price" has the meaning specified in Section 501 of this Supplemental Indenture.

               "Acquired Debt" means (1) Indebtedness of any Person (the "Acquired Person") existing at the time the Acquired Person merges or consolidates with or into, or becomes a Restricted Subsidiary of, the Company or any Restricted Subsidiary, or (2) Indebtedness of any Person assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person, in each case excluding Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging or consolidating with or into, or becoming a Restricted Subsidiary of, the Company or any Restricted Subsidiary, or such acquisition of assets.

               "Acquiring Person" has the meaning specified in Section 311 of this Supplemental Indenture.

               "Acquisition" means the acquisition by the Company of all of the capital stock of Coulter Corporation on October 31, 1997.

               "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Asset Sale" means (1) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than (a) in the ordinary course of business, (b) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which shall not be an "Asset

Sale" but instead shall be governed by the provisions of Section 801 of the Base Indenture and Article V and Section 609 of this Supplemental Indenture and (c) any "fee in lieu of" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time upon reasonable notice by paying a nominal fee, or
(2) the issuance or sale of Capital Stock of any Restricted Subsidiary, in the case of each of clauses (1) and (2), whether in a single transaction or a series of related transactions, to any Person (other than the Company or a Restricted Subsidiary) for Net Proceeds in excess of $5.0 million.

               "Attributable Value," when used with respect to any sale and leaseback transaction means, as of the time of determination, the total obligation (discounted to present value at the interest rate assumed in making calculations in accordance with FAS 13) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such sale and leaseback transaction.

               "Average Quoted Price" has the meaning specified in Section 501 of this Supplemental Indenture.

               "Bank Indebtedness" means any and all Indebtedness or other amounts, whether outstanding on March 4, 1998 or thereafter incurred, payable under or in respect of the Credit Facility or any refinancing in respect thereof, and any Refinancing Indebtedness in respect thereof, including in each case (without limitation) principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees, other monetary obligations of any nature and all other amounts payable under or in respect of any of the foregoing (and, without limitation, whether incurred in accordance with any clause of the definition of "Permitted Indebtedness" or the first sentence of Section 605 of this Supplemental Indenture or otherwise).

               "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

               "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

               "Capital Stock" of any Person means (1) in the case of a corporation, corporate stock; (2) in the case of an association, limited liability company or business entity, any and all Equity Interests; (3) in the case of a partnership, partnership interests (whether general or limited); and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock.

               "Cash Equivalents" means (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any instrumentality or agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality or agency thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.; (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Group or at least P-1 from Moody's Investors Service, Inc.; (4) certificates of deposit, time deposits or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by (a) any lender under the Credit Agreement or (b) a commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, having combined capital and surplus and undivided profits in excess of $500,000,000 (or the foreign currency equivalent thereof); (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and (7) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management not exceeding $50 million in aggregate principal amount outstanding at any time.

               "Change of Control" means the occurrence of any of the following
(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (2) the adoption of a plan relating to the liquidation or dissolution of the Company; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the Voting Stock of the Company.

               "Closing Date" means the date of this Supplemental Indenture.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices, but shall not include contracts for the purchase of raw materials by the Company or any Restricted Subsidiary for its own use at fixed prices in the ordinary course of business.

               "Common Stock" means the shares of Common Stock, par value $0.10 per share, of the Company as it exists on the date of this Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

               "Company" has the meaning specified in the recitals of this Supplemental Indenture.

               "Company's Notice" has the meaning specified in Section 310 of this Supplemental Indenture.

               "Company's Notice Date" has the meaning specified in Section 310 of this Supplemental Indenture.

               "Consolidated Cash Flow" means, with respect to any period, the Consolidated Net Income for such period, plus without duplication (1) Consolidated Interest Expense for such period; plus (2) provision for taxes based on income, profits or capital, to the extent such provision for taxes was included in computing such Consolidated Net Income; plus (3) depreciation, amortization (including, without limitation, amortization of goodwill and other intangibles) and all other non-cash charges (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period), to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income.

               "Consolidated Coverage Ratio" means, with respect to any date of determination, the ratio of (1) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ended prior to such date for which consolidated financial statements of the Company are available, to (2) Consolidated Interest Expense for such four fiscal quarters, provided that:

               (1) if since the beginning of such period the Company or any Restricted Subsidiary has incurred any Indebtedness that remains outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves an incurrence of Indebtedness (including without limitation any Acquired Debt), Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the application of the proceeds thereof (and, in the case of any Acquired Debt, the related acquisition) as if such Indebtedness had been incurred (and any such acquisition had occurred) on the first day of such period;

               (2) if since the beginning of such period the Company or any Restricted Subsidiary have repaid, repurchased, defeased, retired or otherwise discharged (a "Discharge") any Indebtedness that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect to such Discharge of such Indebtedness, including the proceeds of any such new Indebtedness, as if such Discharge had occurred on the first day of such period;

               (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business, any group of assets constituting an operating unit, or any other assets out of the ordinary course of business (a "Sale"), (a) Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets that are the subject of such

Sale for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for such period and (b) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any of the Indebtedness of the Company or that of any Restricted Subsidiary discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, transferred or otherwise disposed of, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale, transfer or disposition);

               (4) if since the beginning of such period the Company or any Restricted Subsidiary shall have acquired (by merger or otherwise, and whether accounted for as a purchase, a pooling of interests or otherwise) any company, any business, any group of assets constituting an operating unit, or any other assets out of the ordinary course of business (a "Purchase"), Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any related Indebtedness) as if such Purchase had occurred on the first day of such period; and

               (5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, in each case in a Purchase, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2),
(3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

               If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company, either a fixed or floating rate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period (being the relevant four-quarter period or, if shorter, the portion thereof beginning on the date such facility was first drawn upon).

               "Consolidated Interest Expense" means, with respect to any period, the sum (without duplication) of (1) the interest expense of the Company and its Restricted Subsidiaries for such period; plus (2) all cash dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Disqualified Stock (other than to the Company or a Restricted Subsidiary); and minus (3) to the extent otherwise included in Consolidated Interest

Expense, amortization or write-off of financing costs, in each case under clauses (1) through (3) as determined on a consolidated basis in accordance with GAAP consistently applied.

               "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted by excluding, to the extent included in calculating such net income (or loss), without duplication (1) any extraordinary gain or loss as recorded on the statement of operations in accordance with GAAP; (2) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to the Company's equity in the net income (or loss) of any unconsolidated Person or Unrestricted Subsidiary, except (in the case of such net income) to the extent of the amount of dividends or distributions actually paid or made to the Company or any of its Restricted Subsidiaries by such other Person during such period; (3) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination; (4) any gain or loss realized upon any Asset Sale (other than sales of leases of customer-leased equipment) and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (5) the net income of any Restricted Subsidiary if the declaration of dividends or similar distributions by that Restricted Subsidiary of that net income to the Company is at the time restricted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation (other than pursuant to any statute, rule or governmental regulation that permits such dividends or similar distributions payments after the passage of time, not to exceed 120 days, or after the filing or providing of notice with respect to such dividends or similar distributions) applicable to that Restricted Subsidiary or its stockholders (other than pursuant to the Notes or the Indenture), except to the extent that any dividend or distribution was or could have been made by the Restricted Subsidiary to the Company or another Restricted Subsidiary during such period in compliance with such restrictions; (6) non-cash, nonrecurring charges (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period); (7) any nonrecurring charges related to the Acquisition or any acquisition by the Company or any Restricted Subsidiary after March 4, 1998; and (8) all deferred financing costs written off and premium paid in connection to any early extinguishment of Indebtedness.

               "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower); and (2) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

               "Conversion Agent" has the meaning specified in Section 302 of this Supplemental Indenture.

               "Conversion Date" has the meaning specified in Section 502 of this Supplemental Indenture.

               "Conversion Rate" has the meaning specified in Section 501 of this Supplemental Indenture.

               "Credit Agreement" means the credit agreement dated as of October 31, 1997, among the Company, the banks and other financial institutions party thereto from time to time, the initial issuing bank named therein, Citicorp USA, Inc., as agent and Citicorp Securities, Inc., as arranger, as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise).

               "Credit Facility" means the collective reference to the Credit Agreement, any notes and letters of credit issued pursuant thereto and any guarantees, security agreements, pledges, mortgages, letter of credit applications and other collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise).

               "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

               "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

               "Defaulted Interest" has the meaning specified in Section 404 of this Supplemental Indenture.

               "Disqualified Stock" means (1) any Preferred Stock of any Restricted Subsidiary; and (2) any Capital Stock that, by its terms (or by the terms of any security into which such Capital Stock is convertible or for which such Capital Stock is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a change of control of the Company in circumstances where the holders of the notes would have similar rights), in whole or in part on or prior to the stated maturity of the notes.

               "Dollar" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

               "Equipment Held for Resale" means instrument systems and related accessories and components manufactured or assembled by the Company that are owned and held for placement in facilities of the Company's customers.

               "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including limited liability company interests, in such Person.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Ex-Dividend Time" has the meaning specified in Section 501 of this Supplemental Indenture.

               "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

               "Foreign Subsidiary" means any Restricted Subsidiary of the Company that (1) is not organized under the laws of the United States of America or any state thereof or the District of Columbia; and (2) conducts its principal operations outside the United States.

               "Fundamental Change" has the meaning specified in Section 311 of this Supplemental Indenture.

               "Fundamental Change Notice" has the meaning specified in Section 311 of this Supplemental Indenture.

               "Fundamental Change Notice Date" has the meaning specified in
Section 311 of this Supplemental Indenture.

               "Fundamental Change Repurchase Date" has the meaning specified in
Section 311 of this Supplemental Indenture.

               "Fundamental Change Repurchase Notice" has the meaning specified in Section 311 of this Supplemental Indenture.

               "Fundamental Change Repurchase Price" has the meaning specified in Section 311 of this Supplemental Indenture.

               "GAAP" means generally accepted accounting principles in the United States of America as in effect on March 4, 1998, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as approved by a significant segment of the United States accounting profession.

               "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person, and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Guarantors" means each of Coulter Corporation and Hybritech Incorporated and any Restricted Subsidiary that has issued a Note Guarantee.

               "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent (1) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument; (2) all obligations of such Person to pay the deferred or unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such service; (3) all Capital Lease Obligations of such Person; (4) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person; (5) to the extent not otherwise included in this definition, all net obligations of such Person under all Interest Rate Agreement Obligations, Currency Hedging Arrangements or Commodity Price Protection Agreements of such Person; (6) all liabilities of others of the kind described in the preceding clause (1), (2) or (3) secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof, to the extent of the value of the property subject to such Lien; (7) all Disqualified Stock issued by such Person; and (8) to the extent not otherwise included, any Guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (1) through (7) above. "Indebtedness" of the Company and its Restricted Subsidiaries shall not include
(1) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices; and (2) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due.

               "Indenture" means the Base Indenture as originally executed, as supplemented by this Supplemental Indenture and as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including, for all purposes of that instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern that instrument and any such supplemental indenture, respectively.

               "Indenture Obligations" means the obligations of the Company and any other obligor under this Supplemental Indenture or under the Notes, to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Supplemental Indenture, the Notes or the Note Guarantees and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 607 of the Base Indenture) and the Holders of the Notes under this Indenture, the Notes and the Note Guarantees, according to the terms thereof.

               "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

               "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances, loans and other extension of credit to customers, directors, officers and employees in the ordinary course of business) to, capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, bonds, notes, securities or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and Section 606 of this Supplemental Indenture, (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

               "Investment Grade" means a rating in one of the four highest categories (without regard to subcategories within such rating categories) by a Rating Agency.

               "Investment Grade Rating Date" means the first date on which the notes are rated Investment Grade by two Rating Agencies.

               "Issue Price" of any Note means, in connection with the original issuance of such Note, the initial issue price at which the Note is sold as set forth on the face of the Note.

               "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

               "Market Price" has the meaning specified in Section 310 of this Supplemental Indenture.

               "Net Proceeds" from an Asset Sale means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other noncash form) therefrom, in each case net of (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Sale, (2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale and (4) appropriate amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

               "Note Guarantee" means each guarantee of the Notes by the Guarantors hereunder and any guarantee of the Notes that may from time to time be executed and delivered pursuant to the terms of this Supplemental Indenture.

               "Notes" has the meaning specified in the recitals of this Supplemental Indenture.

               "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

               "Option Exercise Date" has the meaning specified in Section 401 of this Supplemental Indenture.

               "Paying Agent" has the meaning specified in Section 302 of this Supplemental Indenture.

               "Permitted Indebtedness" means:

               (1) Indebtedness incurred by the Company pursuant to the Credit Facility in an aggregate principal amount not to exceed $1,100.0 million outstanding at any time, minus the aggregate amount of all scheduled repayments of principal, and all mandatory prepayments of principal with Net Proceeds from Asset Sales, and plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing; provided that, so long as no term loan Indebtedness remains outstanding under the Credit Facility, the Company shall be permitted to incur revolving credit Indebtedness thereunder in an aggregate principal amount not to exceed $800 million outstanding at any time;

               (2) Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time not exceeding, as to all such Foreign Subsidiaries, the greater of (a) $75 million and (b) an amount equal to the sum of (x) 80% of the combined book value of the net account receivables owned by Foreign Subsidiaries that are shown on the consolidated balance sheet of the Company as of the end of the most recently ended fiscal quarter for which financial statements of the Company are available plus (y) 50% of the combined book value of the inventory owned by Foreign Subsidiaries that is shown on such balance sheet, all as calculated on a combined basis and in accordance with GAAP;

               (3) Indebtedness represented by the Notes, any Note Guarantees in respect thereof, and any Indebtedness arising by reason of any Lien granted to secure any of the foregoing Indebtedness;

               (4) Indebtedness owed by any Restricted Subsidiary to the Company or to another Restricted Subsidiary, or owed by the Company to any Restricted Subsidiary; provided, however, that any such Indebtedness shall be at all times held by a Person that is either the Company or a Restricted Subsidiary of the Company; provided, further however, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (4);

               (5) Indebtedness of the Company or any Restricted Subsidiary in the form of Purchase Money Obligations or Capital Lease Obligations, in an aggregate amount not in excess of $30 million outstanding at any time;

               (6) Indebtedness of the Company or any Restricted Subsidiary arising in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations, or
(c) under any Commodity Price Protection Agreements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations;

               (7) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

               (8) Indebtedness of the Company or any Restricted Subsidiary consisting of Guarantees, indemnities, or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of assets;

               (9) Indebtedness of the Company or any Restricted Subsidiary in respect of (a) judgment, performance, surety and other bonds provided by such Person with respect to obligations of such Person in the ordinary course of business, (b) letters of credit securing obligations incurred in the ordinary course of business or (c) other letters of credit in an amount not to exceed $5 million in the aggregate outstanding at any time;

               (10) Indebtedness of the Company or any Restricted Subsidiary consisting of Guarantees in respect of loans or advances made to officers or employees of the Company or any Restricted Subsidiary, or Guarantees otherwise made on their behalf (a) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business, or (b) in the ordinary course of business not exceeding $2,500,000 in the aggregate outstanding at any time;

               (11) Any Refinancing Indebtedness incurred in respect of any Indebtedness described in clauses (1), (2), (3), (11), (12) or (13) of this definition of "Permitted Indebtedness," any Capital Lease Obligations described in clause (5) of this definition of "Permitted Indebtedness" or any Indebtedness permitted to be incurred pursuant to the first sentence of the covenant described in the first sentence of Section 605 of this Supplemental Indenture;

               (12) Indebtedness of the Company or any Restricted Subsidiary that is outstanding on the date of original issuance of the Notes;

               (13) Acquired Debt of any Restricted Subsidiary, provided that at the time of the incurrence thereof and after giving effect thereto on a pro forma basis, (a) no Default or Event of Default will have occurred and be continuing or would result therefrom and (b) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of the covenant described in Section 605 of this Supplemental Indenture;

               (14) Indebtedness of any Restricted Subsidiary in an aggregate principal amount not exceeding $30 million outstanding at any time, as to all such Restricted Subsidiaries that incur Indebtedness pursuant to this clause
(14);

               (15) Guarantees by the Company of any Indebtedness of any Restricted Subsidiary incurred by such Subsidiary in compliance with the covenant described under Section 605 of this Supplemental Indenture, provided that if such Indebtedness is subordinated in right of payment to any other Indebtedness, such Guarantee shall be subordinated in right of payment to the notes at least to the same extent as such Indebtedness is so subordinated to such other Indebtedness;

               (16) any Guarantee of Bank Indebtedness of the Company incurred pursuant to clause (1), (11) or (17) of this definition of "Permitted Indebtedness" or the first sentence of the covenant described under Section 605 of this Supplemental Indenture, provided that if such Indebtedness is subordinated in right of payment to any other Indebtedness, such Guarantee shall be subordinated in right of payment to the notes at least to the same extent as such Indebtedness is so subordinated to such other Indebtedness; and

               (17) Indebtedness of the Company in addition to that described in clauses (1), (3) through (12) and (15) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (17) does not exceed $100 million outstanding at any time.

               For purposes of determining compliance with any such Dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on March 4, 1998 shall be calculated based on the relevant currency exchange rate in effect on March 4, 1998; (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced; and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to the Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the option of the Company, (1) March 4, 1998, (2) any date on which any of the respective commitments under the Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (3) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

               For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, the covenant described under Section 605 of this Supplemental Indenture, (1) any other obligation of the obligor on such Indebtedness (or of any other Person that could have incurred such Indebtedness as the obligor thereon in compliance with such covenant) arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (2) in the event that Indebtedness is entitled to be incurred pursuant to the first paragraph of such covenant or meets the criteria of more than one of the types of Indebtedness described in the definition of "Permitted Indebtedness," the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (3) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

               Indebtedness of any Person that is not a Restricted Subsidiary, which Indebtedness is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition. Accrual of interest, the accretion of accreted value of principal, and the payment of interest in the form of additional Indebtedness having the same terms as the original Indebtedness on which such payment is made (which payment is made pursuant to the terms of such original Indebtedness as initially issued), will not be deemed an incurrence of Indebtedness for purposes of the covenant described under Section 605 of this Supplemental Indenture.

               "Permitted Investments" means (1) any Investment in the Company or any Restricted Subsidiary; (2) any Investment in Cash Equivalents; (3) any Investment in a Person if, as a result of such Investment, (a) such Person becomes a Restricted Subsidiary, or (b) such Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Restricted Subsidiaries and the Company or such Restricted Subsidiary are the surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Restricted Subsidiaries; (4) Investments in accounts and notes receivable acquired in the ordinary course of business; (5) any securities or other Investments received in connection with any sale or other disposition of property or assets (including Equity Interests); (6) obligations under any Interest Rate Agreement, Currency Hedging Arrangement or Commodity Price Protection Agreement permitted pursuant to
Section 605 of this Supplemental Indenture; (7) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person; (8) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date; (9) pledges or deposits with respect to leases or utilities, provided to third parties in the ordinary course of business; (10) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction; (11) Investments in a joint venture or similar entity that is not a Restricted Subsidiary, made in the ordinary course of business; (12) Investments in customers or suppliers, not to exceed $50 million in the aggregate outstanding at any time; and (13) Investments in an amount not exceeding $200 million in the aggregate outstanding at any time.

               "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

               "Principal Amount at Maturity" of a Note means the Principal Amount at Maturity as set forth on the face of the Note.

               "Principal Property" means any real property of the Company or any of its Subsidiaries, and any equipment located at or comprising a part of any such property, having a net book value, as of the date of determination, in excess of the greater of $50 million and 10% of Consolidated Net Tangible Assets of the Company; provided, however, that Principal Property shall not include Equipment Held for Resale.

               "Purchase Date" has the meaning specified in Section 310 of this Supplemental Indenture.

               "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after March 4, 1998; provided that (1) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom; (2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness; and (3) (a) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (b) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

               "Purchase Notice" has the meaning specified in Section 310 of this Supplemental Indenture.

               "Purchase Price" has the meaning specified in Section 310 of this Supplemental Indenture.

               "Rating Agency" means each of Standard & Poor's Ratings Services, Fitch IBCA Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc. (or, in any case, if such Person ceases to rate the notes for reasons outside the control of the Company, any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(6)(F) under the Exchange
Act) selected by the Company as a replacement Rating Agency).

               "Refinancing Indebtedness" means any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing, repayment or replacement (a "refinancing") of any Indebtedness described in clauses (1), (2), (3), (11), (12) or (13) of the definition of "Permitted Indebtedness," any Capital Lease Obligations described in clause (5) of the definition of "Permitted Indebtedness" or any Indebtedness permitted to be incurred pursuant to the first sentence of the covenant described in Section 605 of this Supplemental Indenture; provided, however, that (1) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accrued amount, if less) of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced ("refinanced"), plus the reasonable fees, underwriting discounts, premiums and other costs and expenses incurred in connection therewith, (2) such Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced;
(3) if the Indebtedness being refinanced is subordinated in right of payment to the notes, such Refinancing Indebtedness shall be at least as subordinated in right of payment to the notes as the Indebtedness being refinanced; and (4) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced, the Company, or (in the case of Indebtedness of a Foreign Subsidiary that is being refinanced) any Foreign Subsidiary; it being understood that any Indebtedness incurred pursuant to clauses (1), (2) or (5) of the definition of "Permitted Indebtedness" that is so refinanced shall be deemed to remain outstanding for the purpose of determining compliance with any limitations or restrictions set forth in such clauses.

               "Registrar" has the meaning specified in Section 302 of this Supplemental Indenture.

               "Restated Principal Amount" has the meaning specified in Section 401 of this Supplemental Indenture.

               "Restricted Investment" means an Investment other than a Permitted Investment.

               "Restricted Payment" means: (1) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock other than Disqualified Stock of the Company or such Restricted Subsidiary) or dividends or distributions payable to the Company or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distributions has any stockholder other than the Company or another Restricted Subsidiary, to such stockholder on no more than a pro rata basis, measured by value); (2) any payment to purchase, redeem or otherwise acquire or retire for value any of the Capital Stock of the Company or any Restricted Subsidiary (other than any Capital Stock owned by the Company or any Restricted Subsidiary, or from all holders of such Capital Stock of a Restricted Subsidiary on a pro rata basis); (3) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the notes (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement); or (4) any Restricted Investment.

               "Restricted Payment Amount" means the sum of:

               (1) an amount equal to 50% of the Company's aggregate cumulative Consolidated Net Income accrued on a cumulative basis from March 4, 1998 (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit); plus

               (2) the aggregate amount of all net cash proceeds received by the Company since March 4, 1998 (a) as capital contributions to the Company in the form of common equity after March 4, 1998, (b) from the issuance and sale (other than to a Restricted Subsidiary) of the Company's Capital Stock (other than Disqualified Stock), (c) from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire the Company's Capital Stock (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes) and (d) from the issuance and sale by the Company or any Restricted Subsidiary after March 4, 1998 of Disqualified Stock or debt securities that have been converted into or exchanged for the Company's Capital Stock (other than Disqualified Stock), plus the amount of cash received by the Company or any Restricted Subsidiary upon such conversion or exchange, in each case to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary, pursuant to clause (2) or (3) of the second paragraph of the covenant described under Section 606 of this Supplemental Indenture, plus

               (3) the amount of the net reduction in Investments by the Company in Unrestricted Subsidiaries resulting from (x) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (y) the release or extinguishment of any Guarantee of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Company (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiaries the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, plus

               (4) to the extent that any Restricted Investment that was made after March 4, 1998 is sold for cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment, net of taxes and the cost of disposition, not to exceed the amount of Restricted Investments made after March 4, 1998.

               "Restricted Subsidiary" means any Subsidiary of the Company which owns or leases a Principal Property; provided that, prior to an Investment Grade Rating Date, "Restricted Subsidiary" means any Subsidiary of the Company (other than an Unrestricted Subsidiary) for all purposes other than as used in the
Section 603 and 604 of this Supplemental Indenture.

               "Rights" has the meaning specified in Section 519 of this Supplemental Indenture.

               "Rights Agreement" has the meaning specified in Section 519 of this Supplemental Indenture.

               "Sale Price" has the meaning specified in Section 310 of this Supplemental Indenture.

               "Securities" has the meaning specified in the recitals of this Supplemental Indenture.

               "Securities Custodian" means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor thereto, who shall initially be the Trustee.

               "Stated Maturity" means, when used with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

               "Stock Transfer Agent" means the transfer agent for delivery of Common Stock hereunder, or any successor thereto, who shall initially be the Trustee.

               "Subsidiary" of a Person means a Person more than 50% of the outstanding voting stock or other Equity Interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting" stock or other Equity Interests means stock or other Equity Interests which ordinarily has voting power for the election of directors, trustees or similar managers, whether at all times or only so long as no senior class of stock or other Equity Interests has such voting power by reason of any contingency.

               "Supplemental Indenture" has the meaning specified in the recitals of this Supplemental Indenture.

               "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after June ___, 2001, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws, rules or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after June ___, 2001, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the Notes either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

               "Tax Event Date" has the meaning specified in Section 401 of this Supplemental Indenture.

               "Time of Determination" has the meaning specified in Section 501 of this Supplemental Indenture.

               "Underwriters" means Salomon Smith Barney Inc., Credit Suisse First Boston and Morgan Stanley Dean Witter Co., Inc.

               "Underwriting Agreement" means the Underwriting Agreement dated June ___, 2001, among the Company and the Underwriters.

               "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

               "Unrestricted Subsidiary" means (1) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors as provided below) and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate (a "Designation") any Subsidiary of the Company (other than a Subsidiary that owns any Capital Stock of, or owns, or holds any Lien on, any property of the

Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated) to be an Unrestricted Subsidiary if (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (b) the Company could make an Investment (other than a Permitted Investment) at the time of such Designation (assuming the effectiveness thereof) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date; and (c) the Company could incur $1.00 of additional Indebtedness under the first sentence of the covenant described in Section 605 of this Supplemental Indenture at the time of such Designation (assuming the effectiveness thereof). The Board of Directors may revoke (a "Revocation") any Designation of a Subsidiary as an Unrestricted Subsidiary if (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; (2) the Company could incur $1.00 of additional Indebtedness under the first sentence of the covenant described in
Section 605 of this Supplemental Indenture at the time of such Revocation (assuming the effectiveness thereof); and (3) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred under the indenture. Any Designation or Revocation must be evidenced by a Board Resolution certifying compliance with the foregoing provisions.

               In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described in Section 606 of this Supplemental Indenture for all purposes of the indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (1) provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary; (2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or (3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except to the extent permitted under Section 606 of this Supplemental Indenture.

               "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding aggregate principal amount of such Indebtedness.

SECTION 102. Conflicts with Base Indenture.

               Should any provision of this Supplemental Indenture limit, qualify or conflict with another provision of the Base Indenture, such provision of this Supplemental Indenture shall control.

                                   ARTICLE II

                                  FORM OF NOTES

SECTION 201. Form of Notes.

               The Notes shall be substantially in the form of Exhibit A hereto which is hereby incorporated in and expressly made a part of this Indenture.

                                   ARTICLE III

                                    THE NOTES

SECTION 301. Title and Terms.

               This Series of Securities shall be known and designated as the "Zero Coupon Convertible Senior Notes Due 2021" of the Company with a Stated Maturity on June ____, 2021.

               The aggregate Principal Amount at Maturity of Notes which may be authenticated and delivered under this Supplemental Indenture is limited to $_____________ (subject to automatic increase by up to $__________ in the event the Underwriters exercise the over-allotment option granted to them in the Underwriting Agreement), except for replacement Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 306 of the Base Indenture.

               The Notes shall not bear interest, except as specified in Section 401 of this Supplemental Indenture. Original Issue Discount in the period during which the Notes remain outstanding shall accrue at ____% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of the Notes.

               The Issue Price and Original Issue Discount accrued on the Notes (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of this Supplemental Indenture) shall be payable at the office or agency of the Company in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payments may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

               The Notes shall not have the benefit of a sinking fund.

               The Notes shall rank pari passu with all other unsecured and unsubordinated senior indebtedness, including borrowings under the Credit Facility, of the Company.

SECTION 302. Registrar, Paying Agent and Conversion Agent.

               The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where Notes may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent, the term "Registrar" includes any co-registrars and the term "Conversion Agent" includes any additional conversion agents. The Company initially appoints the Trustee as
(i) Registrar, Paying Agent and Conversion Agent in connection with the Notes and (ii) the Securities Custodian with respect to the Global Notes.

               The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607 of the Base Indenture. The Company or any of its domestically organized Restricted Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

               The Company may remove any Registrar, Paying Agent or Conversion Agent upon written notice to such Registrar, Paying Agent or Conversion Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Conversion Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (1) above. The Registrar, Paying Agent or Conversion Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Registrar, Paying Agent or Conversion Agent only if the Trustee also resigns as Trustee in accordance with Section 610 of the Base Indenture.

SECTION 303. Purchase of Notes at Option of the Company; Notice to Trustee.

               Prior to June ___, 2004, Notes will not be redeemable. Beginning on June ___, 2004, the Company, at its option, may elect to redeem Notes in accordance with the provisions thereof and of the Indenture. If the Company elects to redeem Notes, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Notes to be redeemed and the Redemption Price.

               The Company shall give each notice to the Trustee provided for in this Section 303 at least 45 days before the Redemption Date unless the Trustee consents to a shorter period.

Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 304. Selection of Notes to be Redeemed.

               If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by any method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection at least 30 days but no more than 60 days before the Redemption Date from outstanding Notes not previously called for redemption. Notes and portions thereof that the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also applies to portions of Notes called for redemption. The Trustee shall promptly notify the Company of the Notes (or portions thereof) to be redeemed.

               If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Notes, the Company and the Trustee may, solely for the purposes of this Section 304, treat as outstanding any Notes surrendered for conversion during the period 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

SECTION 305. Notice of Redemption.

               At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address and to the Trustee, release such notice to the Reuters and Bloomberg news services and publish a copy of such notice in The Wall Street Journal (or, if The Wall Street Journal is not published at that time, another newspaper of national circulation).

               The notice shall identify the Notes to be redeemed and shall state:

               (1) the Redemption Date;

               (2) the Redemption Price;

               (3) the Conversion Rate applicable on the Redemption Date;

               (4) the name and address of the Paying Agent;

               (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (6) that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

               (7) that Holders who want to convert Notes must satisfy the requirements set forth therein and in this Indenture;

               (8) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers, if the Notes are in certificated form and Principal Amounts at Maturity of the particular Notes to be redeemed;

               (9) that, unless the Company defaults in making payment of such Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, Original Issue Discount on Notes (or portion thereof) called for redemption (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401) ceases to accrue on and after the Redemption Date;

               (10) the CUSIP or ISIN number, if any, printed on the Notes being redeemed; and

               (11) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

               At the Company's request, the Trustee shall give the notice of redemption as provided to it in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 305.

SECTION 306. Effect of Notice of Redemption.

               Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice; provided, however, that if Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of this Supplemental Indenture and the Redemption Date is after a Regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed semi-annual cash pay notes registered on the relevant Regular Record Date.

               Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 307. Deposit of Redemption Price.

               Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) U.S. dollars in immediately available funds sufficient to pay the Redemption Price of all Notes to be redeemed on that date, other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation or Notes that have been converted. The Paying Agent shall as promptly as practicable return to the Company any money, not required for that purpose because of conversion of Notes pursuant to Article V of this Supplemental Indenture. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 307, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 308. Notes Redeemed in Part.

               Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in Principal Amount at Maturity to the unredeemed portion of the Note surrendered.

SECTION 309. Conversion Arrangement on Call for Redemption.

               In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or prior to 11:00 a.m. (New York City time) on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article V of this Supplemental Indenture) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture; provided that the Company shall not be obligated to indemnify the Trustee for any loss, liability or expenses arising out of the Trustee's gross negligence or willful misconduct.

SECTION 310. Purchase of Notes at Option of the Holder.

               (a) General. Notes shall be purchased by the Company pursuant to the terms thereof as of June ___, 2004, June ___, 2007, June ___, 2010, June ___, 2013 and June ___, 2016 (each, a "Purchase Date"), at the purchase price of $______ per $1,000 of Principal Amount at Maturity as of June ___, 2004, $______ per $1,000 of Principal Amount at Maturity as of June ___, 2007, $______ per $1,000 of Principal Amount at Maturity as of June ___, 2010, $______ per $1,000 of Principal Amount at Maturity as of June ___, 2013 and $______ per $1,000 of Principal Amount at Maturity as of June ___, 2016 (each, a "Purchase Price", as applicable, provided that, if prior to a Purchase Date the Notes have been converted to semi-annual cash pay notes following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest to the Purchase Date), at the option of the Holder thereof, upon:

               (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice"), substantially in the form of Exhibit B hereto, at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

               (A) the certificate numbers of the Notes which the Holder will deliver to be purchased, if the Notes are in certificated form,

               (B) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver to be purchased, which portion must be in a Principal Amount at Maturity of $1,000 or integral multiples thereof,

               (C) that such Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture, and

               (D) that for any Notes purchased on or after _________, 2007, in the event the Company elects, pursuant to Section 310(b) of this Supplemental Indenture, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 310(d) of this Supplemental Indenture, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

               (2) book-entry transfer or delivery of such Note to the Paying Agent for cancellation prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such transfer or delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 310 only if the Note so transferred or delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice;

               If a Holder, in such Holder's Purchase Notice, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of
Section 310(a)(1), such Holder will be deemed to have elected to receive cash in respect of the Purchase Price for all Notes subject to such Purchase Notice in the circumstances set forth in such clause (D).

               The Company shall purchase from the Holder thereof, pursuant to this Section 310, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

               Any purchase by the Company contemplated pursuant to the provisions of this Section 310 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Note.

               Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent a Purchase Notice contemplated by this Section 310(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 312 of this Supplemental Indenture.

               The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

               (b) Company's Right to Elect Manner of Payment of Purchase Price. The Company will pay the Purchase Price for any Notes purchased on _________, 2004, made pursuant to Section 310(a) of this Supplemental Indenture, in cash. For any Notes purchased on or after _________, 2007, made pursuant to Section 310(a) of this Supplemental Indenture, the Company may elect to pay all or a portion of the Purchase Price in shares of Common Stock, so long as the Common Stock is then listed on a national securities exchange or traded on the NASDAQ National Market System. If the Company elects to pay the Purchase Price, in whole or in part, in shares of Common Stock, the number of shares of Common Stock to be delivered by the Company will be equal to the portion of the Purchase Price to be paid in Common Stock divided by 97.5% of the Market Price, subject to the conditions set forth in Sections 310(c) and (d) of this Supplemental Indenture. The Company shall designate, in the Company's Notice delivered pursuant to Section 310(e) of this Supplemental Indenture, whether the Company will purchase the Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 310 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in
Section 310(d) of this Supplemental Indenture with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given the Company's Notice to Holders except pursuant to this Section 310(b) or pursuant to Section 310(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

               If the Company elects to pay all or part of the Purchase Price in Common Stock, the portion of accrued Original Issue Discount (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to
Section 401 of this Supplemental Indenture) attributable to the period from the Issue Date (or, if the Company has exercised the option to convert the Notes into semi-annual cash pay notes pursuant to Section 401 of this Supplemental Indenture, the later of (x) the date of such exercise, and (y) the date on which interest was last paid) through the Purchase Date with respect to the surrendered Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with a cash payment, if any, in lieu of fractional shares) and cash, if any, in exchange for the Note being purchased pursuant to the terms hereof; and such cash, if any, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of this Supplemental Indenture) accrued to the Purchase Date, and the balance, if any, of such cash and the fair market value of such Common Stock (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Note being purchased pursuant to the provisions hereof.

               At least three Business Days before the Company's Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

               (i) the manner of payment selected by the Company,

               (ii) the information required by Section 310(e) of this Supplemental Indenture,

               (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 310(d) of this Supplemental Indenture have been or will be complied with, and

               (iv) whether the Company desires the Trustee to give the Company's Notice required by Section 310(e) of this Supplemental Indenture.

               (c) Purchase with Cash. Except for _________, 2004, on each Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 310(a) of this Supplemental Indenture has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price or such percentage of the aggregate Purchase Price of such Notes. All Notes purchased on ________, 2004, pursuant to Section 310(a) of this Supplemental Indenture, will be paid in cash.

               (d) Payment by Issuance of Common Stock. Except for _________, 2004, on each Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 310(a) of this Supplemental Indenture has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by
(ii) 0.975 times the Market Price of a share of Common Stock, subject to the next succeeding paragraph. All Notes purchased on ________, 2004, pursuant to
Section 310(a) of this Supplemental Indenture, will be paid in cash.

               The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

               The Company's right to exercise its election to purchase the Notes pursuant to Section 310 of this Supplemental Indenture through the issuance by the Company of shares of Common Stock shall be conditioned upon:

               (i) the Company not having given its Company's Notice of an election to pay entirely in cash and its timely giving of its Company's Notice of election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

               (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act or the Exchange Act, in each case if required;

               (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

               (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that condition (ii) above has been satisfied.

               Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Notes and the Sale Price of a share of Common Stock on each trading day during the period during which the Market Price is calculated. The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Notes pursuant to this
Section 310 of this Supplemental Indenture through the issuance by the Company of shares of Common Stock, the Company shall pay the entire Purchase Price of the Notes of such Holder or Holders in cash.

               The "Market Price" means the average of the Sale Prices of the Common Stock for the 20 trading day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a trading day, or if not, then on the last trading day prior to such third Business Day) prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such 20 trading day period and ending on such Purchase Date, of any event described in Section 506, 507 or 508 of this Supplemental Indenture; subject, however, to the conditions set forth in Sections 509 and 512 of this Supplemental Indenture.

               The "Sale Price" of the Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Notes Dealers Automated Quotation National Market System.

               (e) Notice of Election. In the event the Company has elected to pay the Purchase Price with cash or Common Stock or any combination thereof pursuant to Section 310(b) of this Supplemental Indenture, the Company's notice of election shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided herein (the "Company's Notice"). The Company's Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company's Notice Date"). The Company's Notice shall state the manner of payment elected and shall contain the following information:

               (1) state that each Holder will receive Common Stock in respect of the specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares);

               (2) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) 0.975 times the Market Price of a share of Common Stock;

               (3) set forth the method of calculating the Market Price of the Common Stock; and

               (4) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

               In any case, each Company's Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

               (1) the Purchase Price and the Conversion Rate applicable on the Company's Notice Date and any adjustment thereto;

               (2) the name and address of the Paying Agent and the Conversion Agent;

               (3) that Notes as to which a Purchase Notice has been given may be converted pursuant to Article V of this Supplemental Indenture hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (4) that Notes must be surrendered to the Paying Agent for cancellation to collect payment;

               (5) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Note as described in (4);

               (6) the procedures the Holder must follow to exercise rights under this Section 310 of this Supplemental Indenture and a brief description of those rights;

               (7) briefly, the conversion rights of the Notes;

               (8) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
Section 310(a)(1)(D) or Section 312 of this Supplemental Indenture);

               (9) that, unless the Company defaults in making payment of such Purchase Price, Original Issue Discount on Notes covered by any Purchase Notice (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of this Supplemental Indenture), if any, will cease to accrue on and after the Purchase Date; and

               (10) the CUSIP or ISIN number of the Notes.

               At the Company's request, the Trustee shall give such Company's Notice in the name of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Company's Notice shall be prepared by the Company.

               (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

               The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

               (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 310(c) of this Supplemental Indenture or for fractional shares, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in
Section 313 of this Supplemental Indenture, sufficient to pay the aggregate Purchase Price of all Notes to be purchased pursuant to this Section 310. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Stock Transfer Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Subject to Section 310(d) of this Supplemental Indenture, no payment or adjustment will be made for dividends on any Common Stock delivered in payment of the Purchase Price the record date for which occurred on or prior to the Purchase Date.

               (h) Taxes. If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum that the Company deems to be sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

SECTION 311. Repurchase of Notes at Option of the Holder upon Fundamental
Change.

               (a) General. If there shall have occurred a Fundamental Change prior to ______, 2004, Notes shall be purchased by the Company, at a purchase price (the "Fundamental Change Repurchase Price") equal to the Issue Price plus accrued Original Issue Discount to the first Business Day (the "Fundamental Change Repurchase Date") following the 60th day after the Fundamental Change Notice Date, at the option of the Holder thereof, upon:

               (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Fundamental Change Repurchase Notice"), substantially in the form of Exhibit C hereto, at any time from the opening of business on the date that is 30 days prior to a Fundamental Change Repurchase Date until the close of business on such Fundamental Change Repurchase Date stating:

               (A) the certificate numbers of the Notes which the Holder will deliver to be purchased, if the Notes are in certificated form,

               (B) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver to be purchased, which portion must be in a Principal Amount at Maturity of $1,000 or integral multiples thereof,

               (C) that such Note shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture, and

               (D) that for Fundamental Change repurchases made prior to October 31, 2002, in the event the Company elects, pursuant to Section 311(b) of this Supplemental Indenture, to pay the Fundamental Change Repurchase Price to be paid as of such Fundamental Change Repurchase Date, in whole or in part, in shares of Common Stock but such portion of the Fundamental Change Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Fundamental Change Repurchase Price in Common Stock is not satisfied prior to the close of business on such Fundamental Change Repurchase Date, as set forth in Section 311(d) of this Supplemental Indenture, whether such Holder elects (i) to withdraw such Fundamental Change Repurchase Notice as to some or all of the Notes to which such Fundamental Change Repurchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash on or before November 30, 2002 and any accrued interest thereon in respect of the entire Fundamental Change Repurchase Price for all Notes (or portions thereof) to which such Fundamental Change Repurchase Notice relates; and

               (2) book-entry transfer or delivery of such Note to the Paying Agent for cancellation prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 311 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

               If a Holder, in such Holder's Fundamental Change Repurchase Notice, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 311(a)(1) of this Supplemental Indenture, such Holder will be deemed to have elected to receive cash in respect of the Fundamental Change Repurchase Price for all Notes subject to such Fundamental Change Repurchase Notice in the circumstances set forth in such clause (D).

               The Company shall purchase from the Holder thereof, pursuant to this Section 311, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

               Any purchase by the Company contemplated pursuant to the provisions of this Section 311 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Note.

               Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent a Fundamental Change Repurchase Notice contemplated by this Section 311(a) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 312 of this Supplemental Indenture.

               The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

               A "Fundamental Change" shall be deemed to have occurred at such time as any of the following events shall occur:

               (i) the Company consolidates or merges with or into another Person and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the Company's stockholders immediately prior to such merger or consolidation, or if the record date has been set to determine the Company's stockholders entitled to vote on such merger or consolidation, the stockholders as of such record date;

               (ii) the Company sells, conveys, transfers or leases its properties and assets substantially as an entirety to any Person (other than a Subsidiary of the Company);

               (iii) the Common Stock is reclassified into, exchanged for or converted into the right to receive any other property or security, provided, that none of these circumstances will be a Fundamental Change of such property and securities, other than cash payments for fractional shares, consists of shares of voting Common Stock of the surviving Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established over-the-counter trading market in the United States; or

               (iv) any Person, including its Affiliates and associates (an "Acquiring Person"), files Schedule 13D or Schedule TO (or any successor schedule, form or report under the Exchange Act) disclosing that such Person has become the beneficial owner of 50% or more of the total voting power in the aggregate of all classes of the Common Stock then outstanding normally entitled to vote in elections of directors other than through a merger or binding share exchange in which all or substantially all of the consideration (except for cash payments for fractional shares) received by the holders

        (other than the Acquiring Person) of the Common Stock consists of shares of voting common stock of the surviving Person that are, or that upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

               (b) Company's Right to Elect Manner of Payment of Fundamental Change Repurchase Price. For any Fundamental Change repurchase made prior to October 31, 2002, pursuant to Section 311(a) of this Supplemental Indenture, the Company may elect to pay all or a portion of the Fundamental Change Repurchase Price, in shares of Common Stock, so long as the Common Stock is then listed on a national securities exchange or traded on the NASDAQ National Market System. If the Common Stock does not meet the foregoing criteria as of such date, any cash payment owing pursuant to the preceding sentence will be made on or before November 30, 2002 and will accrue interest from the Conversion Date at a rate of 22 basis points above the three month London Interbank Offered Rate in effect two Business days before the Conversion Date through the date of payment. If the Company elects to pay the Fundamental Change Repurchase Price, in whole or in part, in shares of Common Stock, the number of shares of common Stock to be delivered by the Company will be equal to the portion of the Fundamental Change Repurchase Price to be paid in Common Stock divided by 97.5% of the Market Price, subject to the conditions set forth in Sections 311(c) and (d) of this Supplemental Indenture. The Company shall designate, in the Fundamental Change Notice delivered pursuant to Section 311(e) of this Supplemental Indenture, whether the Company will purchase the Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Fundamental Change Repurchase Price of Notes in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 311 shall receive the same percentage of cash or Common Stock in payment of the Fundamental Change Repurchase Price for such Notes, except (i) as provided in Section 311(d) of this Supplemental Indenture with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Fundamental Change Notice to Holders except pursuant to this Section 311(b) or pursuant to Section 311(d) of this Supplemental Indenture in the event of a failure to satisfy, prior to the close of business on the Fundamental Change Repurchase Date, any condition to the payment of the Fundamental Change Repurchase Price, in whole or in part, in Common Stock.

               If the Company elects to pay all or part of the Fundamental Change Repurchase Price in Common Stock, the portion of accrued Original Issue Discount (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of this Supplemental Indenture) attributable to the period from the Issue Date (or, if the Company has exercised the option to convert the Notes into semi-annual cash pay notes pursuant to Section 401 of this Supplemental Indenture, the later of (x) the date of such exercise, and (y) the date on which interest was last paid) to the Fundamental Change Repurchase Date with respect to the surrendered Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with a cash payment, if any, in lieu of fractional shares) and cash, if any, in exchange for the Note being purchased pursuant to the terms hereof; and such cash, if any, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to
Section 401 of this Supplemental Indenture) accrued to the Fundamental Change Repurchase Date, and the balance, if any, of such cash and the fair market value of such Common Stock (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Note being purchased pursuant to the provisions hereof.

               At least three Business Days before the Fundamental Change Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

               (i) the manner of payment selected by the Company,

               (ii) the information required by Section 311(e) of this Supplemental Indenture,

               (iii) if the Company elects to pay the Fundamental Change Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 311(d) of this Supplemental Indenture have been or will be complied with, and

               (iv) whether the Company desires the Trustee to give the Fundamental Change Notice required by Section 311(e) of this Supplemental Indenture.

               (c) Purchase with Cash. For any Fundamental Change repurchase occurring prior to October 31, 2002, at the option of the Company, the Fundamental Change Repurchase Price of Notes in respect of which a Fundamental Change Repurchase Notice pursuant to Section 311(a) of this Supplemental Indenture has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Fundamental Change Repurchase Price or such percentage of the aggregate Fundamental Change Repurchase Price of such Notes. Any cash payment owing pursuant to the preceding sentence will be made on or before November 30, 2002 and will accrue interest from the Fundamental Change Repurchase Date at a rate of 22 basis points above the three month London Interbank Offered Rate in effect two Business days before the Fundamental Change Repurchase Date through the date of payment. All Notes repurchased subsequent to October 31, 2002, pursuant to Section 311(a) of this Supplemental Indenture, will be paid in cash.

               (d) Payment by Issuance of Common Stock. For any Fundamental Change repurchase occurring prior to October 31, 2002, at the option of the Company, the Fundamental Change Repurchase Price of Notes in respect of which a Fundamental Change Repurchase Notice pursuant to Section 311(a) of this Supplemental Indenture has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the

Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Fundamental Change Repurchase Price of such Notes in cash by (ii) 0.975 times the Market Price of a share of Common Stock, subject to the next succeeding paragraph. All Notes repurchased subsequent to October 31, 2002, pursuant to Section 311(a) of this Supplemental Indenture, will be paid in cash.

               The Company will not issue a fractional share of Common Stock in payment of the Fundamental Change Repurchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

               The Company's right to exercise its election to purchase the Notes pursuant to Section 311 of this Supplemental Indenture through the issuance by the Company of shares of Common Stock shall be conditioned upon:

               (i) the Company's not having given a Fundamental Change Notice of an election to pay entirely in cash and its timely giving of its Fundamental Change Notice of election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

               (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Fundamental Change Repurchase Price under the Securities Act or the Exchange Act, in each case if required;

               (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

               (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Fundamental Change Repurchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Fundamental Change Repurchase Price in respect of the Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that condition (ii) above has been satisfied.

               Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Notes and the Sale Price of a share of Common Stock on each trading day during the period during which the Market Price is calculated. The Company may pay the Fundamental Change Repurchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Fundamental Change Repurchase Date and the Company has elected to purchase the Notes pursuant to this Section 311 through the issuance by the Company of shares of Common Stock, the Company shall pay the entire Fundamental Change Repurchase Price of the Notes of such Holder or Holders in cash.

               (e) Notice of Fundamental Change and Company's Election. Within 30 days after the occurrence of a Fundamental Change, the Company shall mail a notice of such Fundamental Change (the "Fundamental Change Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law), release such notice to the Reuters and Bloomberg news services and publish a copy of such notice in The Wall Street Journal (or, if The Wall Street Journal is not published at that time, another newspaper of national circulation). For repurchases of Notes prior to October 31, 2002, the Fundamental Change Notice shall disclose the Company's election to repurchase with cash or Common Stock or any combination thereof in the manner provided herein. The Fundamental Change Notice shall be sent to Holders as required by applicable law. The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

               (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

               (2) the date as of which the Fundamental Change Repurchase Notice pursuant to this Section 311 is to be given (the "Fundamental Change Notice Date");

               (3) the Fundamental Change Repurchase Date;

               (4) the Fundamental Change Repurchase Price;

               (5) the name and address of the Paying Agent and the Conversion Agent;

               (6) the applicable Conversion Rate and any adjustments thereto;

               (7) that Notes as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article V of this Supplemental Indenture hereof only if the applicable Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (8) that Notes must be surrendered to the Paying Agent for cancellation to collect payment;

               (9) that the Fundamental Change Repurchase Price for any Note as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Note as described in (8);

               (10) the procedures the Holder must follow to exercise rights under this Section 311 and a brief description of those rights;

               (11) briefly, the conversion rights of the Notes;

               (12) the procedures for withdrawing a Fundamental Change Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 311(a)(1)(D) or Section 312 of this Supplemental Indenture);

               (13) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, Original Issue Discount on Notes covered by any Fundamental Change Repurchase Notice (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of this Supplemental Indenture), if any, will cease to accrue on and after the Fundamental Change Repurchase Date; and

               (14) the CUSIP or ISIN number of the Notes.

               In the event the Company has elected to pay the Fundamental Change Repurchase Price (or a specified percentage thereof) with Common Stock, the Fundamental Change Notice also shall:

               (1) state that each Holder will receive Common Stock in respect of the specified percentage of the Fundamental Change Repurchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares);

               (2) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Fundamental Change Repurchase Price of such Notes in cash by (ii) 0.975 times the Market Price of a share of Common Stock;

               (3) set forth the method of calculating the Market Price of the Common Stock; and

               (4) state that because the Market Price of Common Stock will be determined prior to the Fundamental Change Repurchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Fundamental Change Repurchase Date.

               At the Company's request, the Trustee shall give such Fundamental Change Notice in the name of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Fundamental Change Notice shall be prepared by the Company.

               (f) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Notes pursuant to this Supplemental Indenture shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

               The Company shall use its best efforts to list or cause to have quoted any such shares of Common Stock to be issued to purchase Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

               (g) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 311(c) of this Supplemental Indenture or for fractional shares, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in
Section 313 of this Supplemental Indenture, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Notes to be purchased pursuant to this Section 311. As soon as practicable after the Fundamental Change Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Stock Transfer Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Fundamental Change Repurchase Price. Prior to the Conversion Date, a Holder of a Note shall have no rights as a shareholder with respect to shares of Common Stock into which such Note is convertible. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Fundamental Change Repurchase Date. Subject to
Section 311(d) of this Supplemental Indenture, no payment or adjustment will be made for dividends on any Common Stock delivered in payment of the Fundamental Change Repurchase Price the record date for which occurred on or prior to the Fundamental Change Repurchase Date.

               (h) Taxes. If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. Nothing herein shall preclude any income tax withholding required by law or regulations.

SECTION 312. Effect of Purchase Notice or Fundamental Change Repurchase Notice.

               Upon receipt by a Paying Agent of the Purchase Notice or Fundamental Change Repurchase Notice specified in Section 310(a) or Section 311(a) of this Supplemental Indenture, as applicable, the Holder of the Note in respect of which such Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Note. Such Purchase Price or Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipts of funds and/or Notes by the Paying Agent, promptly following the later of (x) the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Note (provided the conditions in Section 310(a) or Section 311(a) of this Supplemental Indenture, as applicable, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 310(a) or Section 311(a) of this Supplemental Indenture, as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article V of this Supplemental Indenture hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

               A Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Repurchase

Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, specifying:

               (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, if the Note is in certificated form,

               (2) the Principal Amount at Maturity of the Note with respect to which such notice of withdrawal is being submitted, and

               (3) the Principal Amount at Maturity, if any, of such Note which remains subject to the original Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or will be delivered for purchase or repurchase by the Company.

               A written notice of withdrawal of a Purchase Notice or Fundamental Change Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice or Fundamental Change Repurchase Notice pursuant to the terms of Section 310(a)(1)(D) or 311(a)(1)(D) of this Supplemental Indenture or (ii) a conditional withdrawal containing the information set forth in Section 310(a)(1)(D) or 311(a)(1)(D) of this Supplemental Indenture and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

               There shall be no purchase of any Notes pursuant to Section 310 or 311 of this Supplemental Indenture (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice or Fundamental Change Repurchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Notes) in which case, upon such return, the Purchase Notice or Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 313. Deposit of Purchase Price or Fundamental Change Repurchase Price.

               Prior to 11:00 a.m. (New York City time) on the Business Day following the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the cash portion of the aggregate Purchase Price or Fundamental Change Repurchase Price, as the case may be, of all the Notes (or portions thereof) which are to be purchased as of the Purchase Date or Fundamental Change Repurchase Date, as the case may be, and shall instruct the Stock

Transfer Agent to deliver the number of full shares of Common Stock issuable in payment of the remaining portion of the aggregate Purchase Price or Fundamental Change Repurchase Price, as the case may be. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash or deliveries of Common Stock made pursuant to this Section 313.

               If the Paying Agent holds money or securities sufficient to pay the Purchase Price or Fundamental Change Repurchase Price, as the case may be, of a Note on the Business Day following the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, then, immediately after the Purchase Date or the Fundamental Change Repurchase Date, the Note will cease to be outstanding and Original Issue Discount on such Note or, if the Notes have been converted to semi-annual cash pay notes following the occurrence of a Tax Event pursuant to Section 401 of this Supplemental Indenture, interest on such Note, will cease to accrue, whether or not book-entry transfer is made or the Note is delivered to the Paying Agent. Thereafter, all other rights of the Holder shall terminate, other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon delivery of the Note.

               Payment of the Purchase Price or Fundamental Change Repurchase Price pursuant to Section 602(a) and 603(a) of this Supplemental Indenture, as the case may be, by the Paying Agent will be made promptly following the later of (1) the Purchase Date or Fundamental Change Repurchase Date, as the case may be, or (2) the time of book-entry transfer or physical delivery of the Note.

SECTION 314. Notes Purchased or Repurchased in Part.

               Any Note which is to be purchased or repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Note so surrendered which is not purchased.

SECTION 315. Covenant to Comply with Securities Laws upon Purchase or Repurchase of Notes.

               In connection with any offer to purchase or repurchase or purchase or repurchase of Notes under Section 310 or 311 of this Supplemental Indenture (provided that such offer or purchase or repurchase constitutes a "Company tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall, to the extent legally applicable (i) comply with Rule 13e-4 and Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all applicable Federal and state securities laws as necessary to permit the rights and obligations under Sections 310 and 311 of this Supplemental

Indenture to be exercised in the time and in the manner specified in Sections 310 and 311 of this Supplemental Indenture.

SECTION 316. Repayment to the Company.

               The Trustee and the Paying Agent shall return to the Company, upon its written request therefor, any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Purchase Price or Fundamental Change Repurchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 313 of this Supplemental Indenture exceeds the cash portion of the aggregate Purchase Price or Fundamental Change Repurchase Price, as the case may be, of the Notes (or portions thereof) which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Repurchase Date, as the case may be, then on the Business Day following the Purchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company, upon its written request therefor.

                                   ARTICLE IV

                          SPECIAL TAX EVENT CONVERSION

SECTION 401. Optional Conversion to Semi-Annual Cash Pay Note Upon Tax Event.

               From and after (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises its option set forth in this Section 401, whichever is later (the "Option Exercise Date"), at the option of the Company, cash interest in lieu of future Original Issue Discount shall accrue at the rate of ___% per annum on a restated principal amount per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date and shall be payable semi-annually on __________ and __________ of each year (each an "Interest Payment Date") to holders of record at the close of business on __________ and __________ (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall deliver a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall deliver a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first class mail to the Holders of the Notes. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Maturity or upon a Redemption Date, Purchase Date or Fundamental Change Repurchase Date, in lieu of the Principal Amount at Maturity of a Note, the Restated Principal Amount thereof plus accrued and unpaid interest and (ii) "Issue Price and accrued Original Issue Discount," "Issue Price plus Original Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any Note. Notes authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Notes to semi-annual cash pay notes.

SECTION 402. Paying Agent to Hold Money in Trust.

               Prior to 11 a.m. (New York City time) on any Interest Payment Date, the Company shall deposit with the Paying Agent (or if a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 402, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 403. Holder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date (if applicable) and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 404. Payment of Interest; Interest Rights Preserved.

               (a) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be paid in same-day funds by transfer to an account maintained by the Holder located inside the United States, provided that with respect to any Holder, such Holder shall have furnished to the Paying Agent all required wire payment instructions no later than the related Regular Record Date, or if no such instructions have been furnished, by check payable to such Holder. In the case of a Global Note, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

               Except as otherwise specified with respect to the Notes, any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, as its election in each case, as provided in clause (1) or (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Holders maintained pursuant to this Indenture not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

               Subject to the foregoing provisions, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                                    ARTICLE V

                                   CONVERSION

SECTION 501. Conversion Privilege.

               A Holder of a Note may convert such Note into Common Stock at any time during the period stated in the Notes. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in the Notes, subject to adjustment as herein set forth. However, unless the relevant Notes have been called for redemption, if the Sale Price on the trading day immediately preceding the Conversion Date is (a) less than 100% of the sum of the Issue Price plus accrued Original Issue Discount, with such sum divided by the conversion rate (the "Accreted Conversion Price"), then the Holder electing to exercise its conversion right will receive, in lieu of Common Stock, cash in an amount equal to 95% of the product of the conversion rate and such Sale Price or (b) greater than or equal to 100% of the Accreted Conversion Price but less than 110% of the Accreted Conversion Price, the holder will receive, in lieu of Common Stock, cash in an amount equal to the sum of the Issue Price of the Note plus accrued Original Issue Discount.

               Any cash payment owing pursuant to the provision described in the preceding sentence in respect of a conversion of Common Stock prior to July 1, 2003 will be made on or before July 1, 2003 and will accrue interest from the Conversion Date at a rate of 22 basis points above the three month London Interbank Offered Rate in effect two business days before the Conversion Date.

               If an Event of Default (other than a default in cash payment upon conversion of the notes), has occurred and is continuing, the Company may not pay cash upon conversion of any Notes (other than cash in lieu of fraction shares).

               A Holder may convert a portion of the Principal Amount at Maturity of a Note if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

               "Average Quoted Price" means the average of the Sale Prices of the Common Stock for the shorter of:

               (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated, or

               (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days), or

               (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 506(4), 507 or 508 of this Supplemental Indenture and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days).

               In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto), with respect to a dividend, subdivision, combination or reclassification to which Section 506(1), (2), (3) or (5) of this Supplemental Indenture applies, occurs during the period applicable for calculating

"Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors of the Company to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

               "Time of Determination" means the time and date of the earlier of
(i) the determination of shareholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 507 or 508 of this Supplemental Indenture applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted.

SECTION 502. Conversion Procedure.

               To convert a Note a Holder must satisfy the requirements set forth in the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 503 of this Supplemental Indenture. Prior to the Conversion Date, a Holder of a Note shall have no rights as a shareholder with respect to the shares of Common Stock into which such Note is convertible. The Person in whose name the certificate is registered shall be treated as a shareholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note and such Note shall be cancelled and no longer outstanding.

               No payment or adjustment will be made for accrued Original Issue Discount, unpaid interest, liquidated damages, dividends on, or other distributions with respect to, any converted Note or Common Stock except as provided in this Article V. On conversion of a Note, that portion of accrued Original Issue Discount (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of this Supplemental Indenture) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 401 of this Supplemental Indenture, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the Note through the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of this Supplemental Indenture) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof. The Company will not advise Holders of the amount of accrued Original Issue Discount at the time of conversion.

               If the Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Notes converted.

               If the last day on which a Note may be converted is a Legal Holiday, the Note may be surrendered on the next succeeding day that is not a Legal Holiday.

               Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Note surrendered.

SECTION 503. Fractional Shares.

               The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price on the trading day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

SECTION 504. Taxes on Conversion.

               If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum that the Company deems to be sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 505. Company to Provide Stock.

               The Company shall, prior to issuance of any Notes under this
Article V, and from time to time as may be necessary, reserve out of its authorized but unissued or treasury Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

               All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly authorized and validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

               The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, including the addition of any and all restrictive legends that are required to appear on the certificates representing the Common Stock, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 506. Adjustment for Change in Capital Stock.

               If, after the Issue Date of the Notes, the Company:

               (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (3) combines its outstanding shares of Common Stock into a smaller number of shares;

               (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

               (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action.

               The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

               If after an adjustment a Holder of a Note upon conversion of such Note may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article V with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article V.

SECTION 507. Adjustment for Rights Issue.

               If after the Issue Date of the Notes, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to subscribe for or purchase shares of Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this
Section 507 of this Supplemental Indenture, in accordance with the formula

                       R x (O + N)
               R' = ----------------
                    (O + (N x P) / M

               where:

               R' = the adjusted Conversion Rate.

               R = the current Conversion Rate.

               O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 507 of this Supplemental Indenture is being applied.

               N = the number of additional shares of Common Stock offered pursuant to the distribution.

               P = the offering price per share of the additional shares.

               M = the Average Quoted Price, minus, in the case of (i) a distribution to which Section 506(4) of this Supplemental Indenture applies or
(ii) a distribution to which Section 508 of this Supplemental Indenture applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 507 of this Supplemental Indenture applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 507 of this Supplemental Indenture applies, the fair market value (on the record date for the distribution to which this Section 507 of this Supplemental Indenture applies) of the

               (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 506(4) distribution and

               (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 508 distribution.

               The Board of Directors shall determine fair market values for the purposes of this Section 507.

               The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 507 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

               No adjustment shall be made under this Section 507 if the application of the formula stated above in this Section 507 would result in a value of R' that is equal to or less than the value of R.

SECTION 508. Adjustment for Other Distributions.

               If, after the Issue Date of the Notes, the Company distributes to all holders of its Common Stock any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 506 of this Supplemental Indenture and distributions of rights, warrants or options referred to in Section 507 of this Supplemental Indenture and (y) cash dividends or other cash distributions that are paid out of current or retained earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 508, in accordance with the formula:

                    R x M
               R' = -----
                    M - F

               where:

               R' = the adjusted Conversion Rate.

               R = the current Conversion Rate.

               M = the Average Quoted Price, minus, in the case of a distribution to which Section 306(4) of this Supplemental Indenture applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 508 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 508 applies, the fair market value (on the record date for the distribution to which this Section 508 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 506(4) distribution.

               F = the fair market value (on the record date for the distribution to which this Section 508 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 508 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

               The Board of Directors shall determine fair market values for the purposes of this Section 508.

               The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 508 applies.

               For purposes of this Section 508, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in item (i) below. For purposes of item (i) below, the "Measurement Period" with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Measurement Period.

        (i) If, upon the date prior to the Ex-Dividend Time with respect a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis 10% of the Sale Price of the Common Stock on the last trading day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 508, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this
        Section 508.

In making the determinations required by item (i) above, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in item (i) above, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 506 of this Supplemental Indenture.

               In the event that, with respect to any distribution to which this
Section 508 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 508 shall not be made and in lieu thereof the provisions of Section 514 of this Supplemental Indenture shall apply to such distribution.

SECTION 509. When Adjustment May be Deferred.

               No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

               All calculations under this Article V shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

SECTION 510. When No Adjustment Required.

               No adjustment need be made for a transaction referred to in
Section 506, 507, 508 or 514 of this Supplemental Indenture if Holders are to participate in the transaction on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders may include participation upon conversion provided that an adjustment shall be made at such time as the Holders are no longer entitled to participate.

               No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

               No adjustment need be made for rights to purchase Capital Stock pursuant to the Company's Stockholder Protection Rights Agreement, dated as of February 4, 1999.

               No adjustment need be made unless such adjustment, together with any other adjustments equals at least 1% of the current Conversion Rate.

               To the extent the Notes become convertible pursuant to this
Article V into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 511. Notice of Adjustment.

               Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders by first-class mail a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and an Officer's Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

SECTION 512. Voluntary Increase.

               The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Holders by first-class mail and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

               A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 506, 507 or 508 of this Supplemental Indenture.

SECTION 513. Notice of Certain Transactions.

               If:

               (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 506, 507 or 508 of this Supplemental Indenture (unless no adjustment is to occur pursuant to Section 510 of this Supplemental Indenture); or

               (2) there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders by first-class mail and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 514. Reorganization of Company; Special Distributions.

               If the Company is a party to a transaction subject to Section 801 of the Base Indenture (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Notes shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Notes is an Affiliate of the Successor Company, that Company shall join in the supplemental indenture.

               The supplemental indenture shall provide that the Holder of a Note may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Note immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article V. The Successor Company shall mail to Holders a notice briefly describing the supplemental indenture.

               If this Section 514 applies, neither Section 506 nor Section 507 of this Supplemental Indenture applies.

               If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 508 of this Supplemental Indenture, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 508 of this Supplemental Indenture, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Note that converts such Note in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Note is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Note immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

SECTION 515. Company Determination Final.

               Any determination that the Company or the Board of Directors of the Company must make pursuant to Section 503, 506, 507, 508, 509, 510, 514 or 517 of this Supplemental Indenture is conclusive.

SECTION 516. Trustee's Adjustment Disclaimer.

               The Trustee has no duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 514 of this Supplemental Indenture need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article V. Each Conversion Agent shall have the same protection under this Section 516 as the Trustee.

SECTION 517. Simultaneous Adjustments.

               In the event that this Article V requires adjustments to the Conversion Rate under more than one of Sections 506(4), 507 or 508, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 506 of this Supplemental Indenture, second, the provisions of Section 508 of this Supplemental Indenture and, third, the provisions of
Section 507 of this Supplemental Indenture.

SECTION 518. Successive Adjustments.

               After an adjustment to the Conversion Rate under this Article V, any subsequent event requiring an adjustment under this Article V shall cause an adjustment to the Conversion Rate as so adjusted.

SECTION 519. Rights Issued in Respect of Common Stock Issued Upon Conversion.

               Each share of Common Stock issued upon conversion of Notes pursuant to this Article V shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of

Notes at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Article V, there shall not be any adjustment to the Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

                                   ARTICLE VI

                             COVENANTS AND REMEDIES

SECTION 601. Maintenance of Properties.

               The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 601 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 602. Payment of Taxes and Other Claims.

               The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 603. Limitation on Liens.

               The Company will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness of the Company or any Subsidiary secured by a Lien upon any Principal Property, or upon shares of capital stock or evidences of indebtedness issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, now owned or hereafter owned by the Company, without making effective provision to secure all of the Notes then outstanding by such Lien, equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured.

               The foregoing restrictions shall not apply, however, to (1) Liens on any property existing at the time of the acquisition thereof; (2) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted

Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such Lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Restricted Subsidiary immediately prior thereto; (3) Liens on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary; (4) Liens securing indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (5) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than twenty-four months after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property or of such property as so constructed, developed or improved; (6) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise; provided that the Company must have disposed of such property within 180 days from the creation of such Liens and any indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary; (7) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; (8) Liens to secure indebtedness of joint ventures in which the Company or a Restricted Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures;
(9) Liens on Equipment Held for Resale; and (10) any indebtedness secured by Liens existing on the date of this Supplemental Indenture or any extension, renewal or replacement or refunding of any Lien existing on the date of this Supplemental Indenture or referred to in clauses (1) to (3) or (5); provided, however, that the aggregate principal amount of indebtedness secured thereby and not otherwise authorized by clauses (1) to (3) or (5), shall not exceed the aggregate principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement, or refunding, so secured at the time of such extension, renewal, replacement or refunding.

               Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may incur, issue, assume or guarantee debt secured by Liens without equally and ratably securing the Notes then outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any indebtedness which is concurrently being retired, the aggregate amount of all outstanding indebtedness secured by Liens so incurred, other than any indebtedness secured by Liens permitted as described in clauses (1) through (10) above, and together with all outstanding Attributable Value of all sale and leaseback transactions permitted as described in Section 604 of this Supplemental Indenture does not exceed 15% of the Consolidated Net Tangible Assets of the Company.

SECTION 604. Limitation on Sale and Leaseback Transactions.

               Sale and leaseback transactions by the Company or any Restricted Subsidiary involving any Principal Property are prohibited unless either (1) the Company or its Restricted Subsidiaries would be entitled pursuant to the provisions described in clauses (1) through (10) of the second paragraph of Section 603 of this Supplemental Indenture to issue, assume or guarantee indebtedness secured by a Lien on such Principal Property without equally and ratably securing the Notes then outstanding or (2) the Company or such Restricted Subsidiary shall apply, or cause to be applied to the retirement of its secured debt within 120 days after the effective date of the sale and leaseback transaction, an amount not less than the greater of (i) the net proceeds (net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such sale) of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased. This restriction will not apply to a sale and leaseback transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

               Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction provided, that at the time of such transaction, after giving effect thereto, the Attributable Value thereof, together with all indebtedness secured by Liens permitted pursuant to Section 603 of this Supplemental Indenture other than all indebtedness secured by Liens permitted as described in clauses (1) through (10) of the second paragraph of Section 603 of this Supplemental Indenture and other than the Attributable Value of such sale and leaseback transactions permitted by the preceding paragraph, does not exceed 15% of Consolidated Net Tangible Assets of the Company.

SECTION 605. Limitation on Incurrence of Indebtedness.

               The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly enter into any Guarantee of, or in any other manner become directly or indirectly liable for ("incur"), any Indebtedness (including Acquired Debt), except that the Company may incur Indebtedness if, at the time of, and immediately after giving pro forma effect to, such incurrence of Indebtedness, the Consolidated Coverage Ratio of the Company for the most recently ended four fiscal quarters for which financial statements are available would be at least 2.0 to 1. The foregoing limitations will not apply to the incurrence by the Company or any Restricted Subsidiary, as the case may be, of any Permitted Indebtedness of such Person.

               Upon an Investment Grade Rating Date, this Section 605 will cease to be effective.

SECTION 606. Limitation on Restricted Payments.

               The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive), (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 605 of this

Supplemental Indenture and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the Restricted Payment Amount.

               The foregoing provisions will not prohibit the following actions (collectively, "Permitted Payments"):

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph;

               (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock of the Company (other than any Disqualified Stock);

               (iii) the defeasance, redemption, repurchase, retirement or other acquisition of any Indebtedness of the Company that is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent sale of Refinancing Indebtedness that is (x) at least as subordinated in right of payment to the Notes as the Indebtedness being refinanced and (y) permitted to be incurred pursuant to Section 605 of this Supplemental Indenture;

               (iv) the redemption, repurchase, retirement or other acquisition of any Indebtedness of the Company that is subordinated in right of payment to the Notes upon a Change of Control to the extent required by the agreement governing such Indebtedness but only if the Company shall have complied with Section 311 of this Supplemental Indenture and purchased all Notes tendered pursuant to the offer to repurchase all of the Notes required thereby, prior to purchasing or repaying such Indebtedness;

               (v) payments by the Company to purchase or otherwise acquire Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers or employees of the Company or its Subsidiaries, whether pursuant to the terms of an employee benefit plan or employment agreement or otherwise; provided that the aggregate amount of all such repurchases shall not exceed $2 million in any fiscal year; and

               (vi) the payment by the Company of dividends on the common stock of the Company in an amount not to exceed $50 million in any fiscal year;

provided that, in the case of clauses (v) and (vi), no Default or Event of Default shall have occurred or be continuing at the time of such Permitted Payment after giving effect thereto.

               For purposes of clause (iii) of the first paragraph of this
Section 606, Permitted Payments made pursuant to clauses (i), (v) and (vi) of the immediately preceding paragraph shall be included (with respect to clause
(i), as of the date of declaration) as Restricted Payments made since the Issue Date.

               Upon an Investment Grade Rating Date, this Section 606 will cease to be effective.

SECTION 607. Provision of Financial Statements and Reports.

               Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission (unless such filing is not permitted under the Exchange Act), so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit or cause to be transmitted by mail to all Holders of Notes, as their names and addresses appear in the Security Register, without cost to such Holders, and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost.

SECTION 608. Future Note Guarantors.

               The Company will cause each Restricted Subsidiary that Guarantees any Bank Indebtedness promptly to execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit D to this Supplemental Indenture pursuant to which such Restricted Subsidiary will guarantee the Company's obligations under the Indenture and the Notes, in accordance with and as further provided in Article VII of this Supplemental Indenture.

SECTION 609. Additional Limitations on Consolidation, Etc.

               The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties or assets substantially as an entirety to the Company unless, in addition to the conditions of Section 801 of the Base Indenture being met: (1) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by Section 603 of this Supplemental Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; (2) if such transaction occurs prior to an Investment Grade Rating Date, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 604 of this Supplemental Indenture, on a pro forma basis after giving effect to such transaction; and (3) each Guarantor shall have by supplemental indenture confirmed that its Note Guarantee will apply to any such successor Person's obligations under this Indenture and under the Notes unless such Note Guarantor shall have been released and discharged from all of its obligations under its Note Guarantee in accordance with this Indenture.

SECTION 610. Additional Events of Default.

               In addition to the applicable Events of Default set forth in
Section 501 of the Base Indenture, any one of the following events shall constitute an "Event of Default" hereunder and thereunder whenever used with respect to the Notes in this Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) a default by the Company in the payment of the Principal Amount at Maturity (or, if the Notes have been converted to semi-annual cash pay notes following the occurrence of a Tax Event, the Restated Principal Amount), Redemption Price, Purchase Price, or Fundamental Change Purchase Price with respect to any Note when such amount becomes due and payable;

               (ii) a default by the Company in the payment of any interest which becomes payable after the Notes have been converted to semi-annual cash pay notes following the occurrence of a Tax Event, which default continues for 30 days;

               (iii) a default in the performance, or breach, by the Company of its obligations under Section 801 of the Base Indenture or Section 609 of this Supplemental Indenture;

               (iv) a default in the performance, or breach, by the Company of its obligations under Article VI of this Supplemental Indenture, and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount at maturity of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration;

               (v) a default in the performance, or breach, of any covenant of the Company in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount at maturity of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration;

               (vi) a failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any Indebtedness for money borrowed by the Company or by any Restricted Subsidiary having an aggregate principal amount outstanding of at least $50.0 million, if in the case of any such failure, such Indebtedness has not been discharged or, in the case of any such acceleration, such acceleration has not been rescinded or annulled, in each case within 10 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount at maturity of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

               (vii) any final and nonappealable judgment or decree for the payment of money in excess (net of any amount covered by insurance) of $50.0 million against the Company or any Significant Subsidiary if (A) an enforcement proceeding thereon is commenced by any creditor or (B) it is not discharged, waived or stayed and remains outstanding for a period of 60 days;

               (viii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of its respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

               (ix) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator other similar official of the Company or any Restricted Subsidiary or of any substantial part of its respective property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action; or

               (x) any Note Guarantee ceasing to be in full force and effect or any Guarantor denying in writing that it has any liability under its Note Guarantee (other than by reason of the termination of the Indenture or the release of any such Note Guarantee in accordance with this Indenture).

SECTION 611. Acceleration of Maturity; Rescission and Annulment.

               If an Event of Default occurs and is continuing, unless the principal of the Notes has already become due and payable, the Trustee by notice to the Company, or the Holders of not less than 25 percent in aggregate Principal Amount at Maturity of the Notes then outstanding by notice to the Company and the Trustee may declare the Issue Price and accrued Original Issue Discount to the date of declaration, and any accrued and unpaid interest through the date of such declaration on all of the Notes to be immediately due and payable. Upon such a declaration, such Issue Price and accrued Original Issue Discount, and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 501 (5) or (6) of the Base Indenture or Section 610 (viii) or (ix) of this Supplemental Indenture occurs and is continuing, the Issue Price and accrued Original Issue Discount accrued to the date of the occurrence of the bankruptcy, insolvency or reorganization on all of the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount at Maturity of the Notes then outstanding, on behalf of the Holders of all of the Notes, by notice to the Company and the Trustee (and without notice to any other Holder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price and accrued Original Issue Discount on any of the Notes that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

               In case the Trustee shall have proceeded to enforce any right under this Supplemental Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder and all rights, remedies and powers of the Company, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

               If a Default or any Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall within 120 days after the occurrence of such Default or Event of Default, mail to all Holders, as the names and addresses of such Holders appear upon the Note register, notice of all Defaults or Events of Default known to the Trustee, unless such Default or Event of Default is cured or waived before the giving of such notice and provided that, except in the case of default in the payment of the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Purchase Price, as the case may be, on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

               The Holders of a majority in Principal Amount at Maturity of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

                                   ARTICLE VII

                               The Note Guarantees

SECTION 701. Unconditional Guarantee.

               The Guarantor hereby agrees to be bound by all applicable provisions of this Supplemental Indenture as a Guarantor and to guarantee the Company's obligations under the Indenture and the Notes on the terms and subject to the conditions set forth below:

               (a) Each Guarantor hereby jointly and severally and fully and unconditionally guarantees to each Holder of a Note, authenticated and delivered by the Trustee and its successors and assigns, that: (1) the Issue Price and Original Issue Discount accrued (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of this Supplemental Indenture) on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder and thereunder (including fees, expenses or other) and all other Indenture Obligations will be promptly paid in full or performed, all in accordance with the terms hereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other Indenture Obligations with respect to the Notes, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders of Notes, for whatever reason, each Guarantor will be obligated to pay or cause the payment of, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under this Note Guarantee, and shall entitle the Holders of Notes of such series to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

               Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Indenture, the Notes or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

               Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 703 of this Supplemental Indenture) its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Note Guarantee. This Note Guarantee is a guarantee of payment and not of collection. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand (1) subject to this
Article VII, the maturity of the obligations guaranteed hereby may be accelerated as and to the extent provided in the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligations as provided in the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Note Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Indenture Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their respective Note Guarantees or under the Indenture.

               Until terminated in accordance with Section 703 of this Supplemental Indenture, this Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes of the relevant series shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

               (b) Each Guarantor that makes a payment or distribution under this Note Guarantee shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

               (c) Notwithstanding any of the foregoing, each Guarantor's liability under this Note Guarantee shall be limited to the maximum amount that would not result in this Note Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable law.

               (d) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that its Note Guarantee, and the waiver set forth in Section 704 of this Supplemental Indenture, is knowingly made in contemplation of such benefits.

SECTION 702. Additional Note Guarantors.

               Each Restricted Subsidiary that is required to become a Note Guarantor pursuant to Section 608 of this Supplemental Indenture shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit D to this Supplemental Indenture, evidencing its Note Guarantee on substantially the terms set forth in this Article VII. Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights or remedies generally and the general principles of equity, such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

SECTION 703. Release of a Note Guarantee.

               (a) Any Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Note Guarantee, and such Note Guarantee shall terminate, at any such time that such Guarantor is released and discharged from all of its obligations under all of its Guarantees in respect of Bank Indebtedness, unless such release results from payment under such Guarantee. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to such release of such Note Guarantee was made by the Company in accordance with the provisions of the Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence such release and discharge of such Guarantor from its obligations under and termination of its Note Guarantee.

               (b) Upon the sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company and its Subsidiaries in, or all or substantially all the assets of, a Guarantor (which sale, exchange or transfer is not prohibited by the Indenture), such Guarantor shall be automatically and unconditionally released and discharged from all its obligations under its Note Guarantee, and such Note Guarantee shall terminate. Upon such occurrence, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Note Guarantee.

               (c) Upon the release of any Guarantor from its Note Guarantee pursuant to the provisions of the Indenture, each other Guarantor not so released shall remain liable for the full amount of principal of, and premium, if any, and interest on, the Notes as and to the extent provided in this Article VII.

               (d) Each Note Guarantee shall terminate and cease to be of further effect upon satisfaction and discharge of the Indenture in accordance with Section 401 of the Base Indenture.

SECTION 704. Waiver of Subrogation.

               Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes and the Indenture or such Guarantor's obligations under its Note Guarantee and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until the Indenture is discharged and all of the Notes are discharged and paid in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes of such series, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon such Notes, whether matured or unmatured, in accordance with the terms of the Indenture.

SECTION 705. Reliance on Judicial Order or Certificate of Liquidating Agent
             Regarding Dissolution.

               Upon any payment or distribution of assets of any Guarantor referred to in this Article VII, the Trustee, subject to the provisions of
Section 601 of the Base Indenture, and the Holders of Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to such Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VII.

SECTION 706. Article VII Applicable to Paying Agents.

               In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term `Trustee' as used in this Article VII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article VII in addition to or in place of the Trustee.

SECTION 707. No Suspension of Remedies.

               Nothing contained in this Article VII shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of such Notes pursuant to the Indenture or to pursue any rights or remedies hereunder or under applicable law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

SECTION 801. Sinking Funds.

               Article XII of the Base Indenture shall have no application. The Notes shall not have the benefit of a sinking fund.

SECTION 802. Defeasance and Covenant Defeasance.

               Article XIII of the Base Indenture shall have no application. The Notes are not subject to any defeasance or covenant defeasance provisions.

SECTION 803. Confirmation of Indenture.

               The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

SECTION 804. Counterparts.

               The parties hereto may sigh one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 805. Governing Law.

               THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTURED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS.)

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

                                             BECKMAN COULTER, INC., as issuer


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


Attest:
        ---------------------------
        Name:
        Title:

                                             CITIBANK, N.A., as Trustee


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


Attest:
        ---------------------------
        Name:
        Title:

                                            COULTER CORPORATION, as Guarantor


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


Attest:
        ---------------------------
        Name:
        Title:


                                            HYBRITECH INCORPORATED, as Guarantor


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


Attest:
        ---------------------------
        Name:
        Title:

                                    EXHIBIT A
                                  FORM OF NOTE

               FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE AND AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY ARE $________ AND $________, RESPECTIVELY, THE ISSUE DATE IS JUNE _____, 2001 AND THE YIELD TO MATURITY IS ____%.

               THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              BECKMAN COULTER, INC.
                  Zero Coupon Convertible Senior Note Due 2021

CUSIP No. -                                      $___________ Principal Amount
                                                 at Maturity
No. ____
Issue Date: June ____, 2001                      Original Issue Discount: $_____
Issue Price: $______                             (for each $1,000 Principal
(for each $1,000 Principal Amount at Maturity)   Amount at Maturity)

               Beckman Coulter, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________ or registered assigns, the principal sum of __________ Dollars on ___________________.

               The principal of this Note shall not bear interest except as specified on the other side of this Note. Original Issue Discount will accrue as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

               Payment of the principal of (and premium, if any) on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

               Dated as of Date of Authentication:

                                             BECKMAN COULTER, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


               Attest:

CITIBANK, N.A., as Trustee, certifies that this is one of the Notes referred to in the Indenture.

Dated:

By:
    -------------------------------
    Authorized Signatory

               This Note is one of a duly authorized issue of Securities of the Company, designated as its Zero Coupon Convertible Senior Notes Due 2021, limited in aggregate Principal Amount at Maturity to $_____________ (subject to automatic increase by up to $__________ in the event the Underwriters exercise the over-allotment option granted to them in the Underwriting Agreement) (herein called the "Notes"), issued and to be issued under a Senior Indenture, dated as of April 25, 2001 (herein called the "Base Indenture"), as supplemented by the First Supplemental Indenture, dated as of June ___, 2001 (herein called the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), among the Company, as issuer, the Guarantors, as guarantors, and Citibank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

               This Note is entitled to the benefits of the certain senior Note Guarantees of the Guarantors. Reference is made to Article VII of the Supplemental Indenture and to the Note Guarantees for terms relating to such Note Guarantees.

               This Note shall not bear interest, except as specified herein. Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Note), in the period during which a Note remains outstanding, shall accrue at ____% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Note.

               Redemption at the Option of the Company - No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company at a Redemption Price equal to the Issue Price plus the accrued Original Issue Discount through the Redemption Date, provided that the Notes are not redeemable prior to June ______, 2004.

               The table below shows Redemption Prices of a Note per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices equal the Issue Price plus accrued Original Issue Discount calculated to each such date. The Redemption Price of a Note redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.

                                           ACCRUED                 REDEMPTION
                             ISSUE         ORIGINAL ISSUE          PRICE
REDEMPTION DATE              PRICE(1)      DISCOUNT AT ____%(2)    (1) + (2)
June ___, 2004
June ___, 2005
June ___, 2006
June ___, 2007
June ___, 2008
June ___, 2009
June ___, 2010
June ___, 2011

                                           ACCRUED                 REDEMPTION
                             ISSUE         ORIGINAL ISSUE          PRICE
REDEMPTION DATE              PRICE(1)      DISCOUNT AT ____%(2)    (1) + (2)
---------------
June ___, 2012
June ___, 2013
June ___, 2014
June ___, 2015
June ___, 2016
June ___, 2017
June ___, 2018
June ___, 2019
June ___, 2020
At stated maturity                                                 1,000.00

               If converted into a semi-annual cash pay note following the occurrence of a Tax Event pursuant to Section 401 of the Supplemental Indenture, this Note will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the later of the date of such conversion and the date on which interest was last paid through the Redemption Date; but in no event will this Note be redeemable before June ___, 2004.

               Purchase of Notes at the Option of the Holder - Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.

       --------------------------------------------
       Purchase Date           Purchase Price
       --------------------------------------------
       June ___, 2004
       --------------------------------------------
       June ___, 2007
       --------------------------------------------
       June ___, 2010
       --------------------------------------------
       June ___, 2013
       --------------------------------------------
       June ___, 2016
       --------------------------------------------

               With the exception of the Purchase Price (equal to the Issue Price plus accrued Original Issue Discount to the Purchase Date) paid for Notes purchased on June ____, 2004, which shall be in cash, the Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company valued at 97.5% of the Market Price (as defined in the Indenture), or in any combination thereof.

               If prior to a Purchase Date this Note has been converted into a semi-annual cash pay note following the occurrence of a Tax Event pursuant to
Section 401 of the Supplemental Indenture, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Purchase Date.

               Repurchase of Notes at the Option of the Holder Upon a Fundamental Change - At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Notes if a Fundamental Change occurs prior to __________, 2004, for a Fundamental Change Repurchase Price equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Repurchase Date, which Fundamental Change Repurchase Price shall be paid in cash or, for Fundamental Change repurchases made prior to October 31, 2002, at the option of the Company, in Common Stock of the Company valued at 97.5% of the Market Price (as defined in the Indenture), as long as the Common Stock is then listed on a national securities exchange or traded on the NASDAQ Stock Market, or any combination thereof. Any cash payment for any Fundamental Change repurchase occurring prior to October 31, 2002 will be made on or before November 30, 2002 and will accrue interest from the Fundamental Change Repurchase Date at a rate of 22 basis points above the three month London Interbank Offered Rate in effect two Business days before the Fundamental Change Repurchase Date through the date of payment. If prior to a Fundamental Change Repurchase Date the Notes have been converted into a semi-annual cash pay note following the occurrence of a Tax Event pursuant to Section 401 of the Supplemental Indenture, the Fundamental Change Repurchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the later of the date of such conversion and the date on which interest was last paid to the Fundamental Change Repurchase Date.

               Holders have the right to withdraw any Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

               If cash and/or securities sufficient to pay the Purchase Price, Redemption Price or Fundamental Change Repurchase Price, as the case may be, of all Notes (or portions thereof) to be purchased as of the Purchase Date, Redemption Date or the Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date, Redemption Date or the Fundamental Change Repurchase Date, as the case may be, Original Issue Discount (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of the Supplemental Indenture) ceases to accrue on such Notes (or portions thereof) immediately after such Purchase Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be, whether or not such Notes are delivered to the Paying Agent, and the Holder thereof shall have no other rights as a Holder (other than the right to receive the Purchase Price, Redemption Date or Fundamental Change Repurchase Price, as the case may be, upon surrender of such Note).

               If the Company elects to pay all or part of the Purchase Price or the Fundamental Change Repurchase Price in Common Stock, the portion of accrued Original Issue Discount (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of the Supplemental Indenture), attributable to the period from the Issue Date (or, if the Company has exercised its option to convert the Notes into semi-annual cash pay notes pursuant to Section 401 of the Supplemental Indenture, the later of (x) the date of such exercise, and (y) the date on which interest was last paid) to the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to the surrendered Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with a cash payment, if any, in lieu of fractional shares) and cash, if any, in exchange for the Note being purchased pursuant to the terms hereof; and such cash, if any, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as delivered pro rata, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of the Supplemental Indenture) accrued through the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, and the balance, if any, of such cash and the fair market value of such Common Stock (and any such cash payment) shall be treated as delivered in exchange for the Issue Price of the Note being purchased pursuant to the provisions hereof.

               Conversion - Subject to the next three succeeding sentences, a Holder of a Note may convert it into Common Stock of the Company at any time before the close of business on June ____, 2021. However, unless the relevant Notes have been called for redemption, if the Sale Price on the trading day immediately preceding the conversion date is (a) less than 100% of the sum of the Issue Price plus accrued Original Issue Discount, with such sum divided by the conversion rate (the "Accreted Conversion Price"), then the Holder electing to exercise its conversion right will receive, in lieu of Common Stock, cash in an amount equal to 95% of the product of the conversion rate and such Sale Price or (b) greater than or equal to 100% of the Accreted Conversion Price but less than 110% of the Accreted Conversion Price, the holder will receive, in lieu of Common Stock, cash in an amount equal to the sum of the Issue Price of the Note plus accrued Original Issue Discount. If the Note is called for redemption, the Holder may convert it at any time before the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults on the payment of the Redemption Price. A Note in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Repurchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such Purchase Notice or Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

               Any cash payment owing pursuant to the provision described in the second sentence of the preceding paragraph in respect of a conversion of Beckman Coulter Common Stock prior to July 1, 2003 will be made on or before July 1, 2003 and will accrue interest from the Conversion Date at a rate of 22 basis points above the three month London Interbank Offered Rate in effect two business days before the conversion date, determined as described in the Indenture, through the date of payment. If an Event of Default under the Indenture (other than a default in cash payment upon conversion of the Notes), has occurred and is continuing, we may not pay cash upon conversion of any Notes (other than cash in lieu of fractional shares).

               The initial Conversion Rate is _______ shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

               In the event the Company exercises its option pursuant to Section 401 of the Supplemental Indenture to have interest in lieu of Original Issue Discount accrue on the Note following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest

Payment Date to the opening of business on such Interest Payment Date (except Notes to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Notes surrendered for conversion must be accompanied by payment as described above, no interest on converted Notes will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

               To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent for cancellation, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

               A Holder may convert a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Note, that portion of accrued Original Issue Discount (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of the Supplemental Indenture) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to below in "Tax Event", the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (or interest, if the Notes have been converted into semi-annual cash pay notes pursuant to Section 401 of the Supplemental Indenture) accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Note being converted pursuant to the provisions hereof.

               The Conversion Rate will be adjusted as set forth in the Indenture for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price at the Time of Determination; and certain distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Holders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

               If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

               Tax Event -- From and after (1) the date (the "Tax Event Date") of the occurrence of a Tax Event and (2) the date the Company exercises such option, whichever is later (the "Option Exercise Date"), at the option of the Company, cash interest in lieu of future Original Issue Discount shall accrue at the rate of ___% per annum on a principal amount per Note (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the Option Exercise Date and shall be payable semi-annually on __________ and ________ of each year (each an "Interest Payment Date") to holders of record at the close of business on ________ or _________ (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

               Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, provided that with respect to any Holder, such Holder shall have furnished to the Paying Agent all required wire payment instructions no later than the related Regular Record Date, or if no such instructions have been furnished, by check payable to such Holder.

               Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 404(b) of the Supplemental Indenture.

               In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

               If an Event of Default shall occur and be continuing, the Issue Price (or, if the Notes have been converted to semi-annual cash pay notes pursuant to Section 401 of the Supplemental Indenture, the Restated Principal Amount) plus the Original Issue Discount (or, if the Notes have been converted to semi-annual cash pay notes pursuant to Section 401 of the Supplemental Indenture, accrued but unpaid interest) accrued through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount at Maturity of the outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount at Maturity of the outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

               As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in Principal Amount at Maturity of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in Principal Amount at Maturity of outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of said principal hereof or interest hereon on or after the respective due dates expressed herein.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount at Maturity, Restated Principal Amount, Redemption Price, Purchase Price or Fundamental Change Repurchase Price of, and interest, if any, on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Principal Amount at Maturity, will be issued to the designated transferee or transferees.

               The Notes are issuable only in registered form without coupons in denominations of $1,000 Principal Amount at Maturity and any integral multiple of $1,000 Principal Amount at Maturity above that amount. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate Principal Amount at Maturity of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            FORM OF CONVERSION NOTICE

               If you want to convert this Note into Common Stock of the Company, check the box:

               [ ]

               To convert only part of this Note, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

               $__________________________________

               If you want the stock certificate made out in another person's name, fill in the form below:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Insert other person's social security no. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type other person's name, address and zip code)

            Date:________________________              Signed:__________________

            (Sign exactly as your name appears on the other side of this Note)

            Signature Guarantee:________________________________

                                    EXHIBIT B
                             FORM OF PURCHASE NOTICE

                                                           ________________, ___

[       ], as Registrar
[address]

Re:     Purchase of $________ Principal Amount at Maturity of
        Zero Coupon Convertible Senior Notes Due 2021 (the "Notes") of Beckman Coulter, Inc. (the "Company")

               This is a Purchase Notice as defined in Section 310 of the First Supplemental Indenture, dated as of June ___, 2001 (the "Supplemental Indenture"), among the Company, Coulter Corporation, Hybritech Incorporated, and Citibank, N.A. (the "Trustee") under the Senior Indenture dated as of April 25, 2001 between the Company and the Trustee (the "Base Indenture" and, together with the Supplemental Indenture, the "Indenture"). Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

               Certificate No(s). of Notes: _____________________________

               I intend to deliver the following aggregate Principal Amount at Maturity of Notes for purchase by the Company pursuant to Section 310(a) of the Supplemental Indenture (in multiples of $1,000):

                $_____________________________

               I hereby agree that the Notes will be purchased as of the Purchase Date pursuant to the terms and conditions of the Notes and the Indenture.

               In the event that the Company elects, pursuant to Section 310(b) of the Supplemental Indenture, to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price is ultimately payable entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on the Purchase Date, I elect:

               CHECK ONE BOX BELOW

               (1) [ ] to withdraw this Purchase Notice as to all of the Notes to which this Purchase Notice relates;

               (2) [ ] to withdraw this Purchase Notice as to $___________________ Principal Amount at Maturity of Notes (Certificate No(s). ____________________); or

               (3) [ ] to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which this Purchase Notice relates.

                                             Signed:
                                                      --------------------------

                                    EXHIBIT C
                  FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

                                                           ________________, ___

[       ], as Registrar
[address]

Beckman Coulter, Inc.
P.O. Box 3100
Fullerton, CA 92834-3100

Re:     Purchase of $________ Principal Amount at Maturity of
        Zero Coupon Convertible Senior Notes Due 2021 (the "Notes") of Beckman Coulter, Inc. (the "Company")

               This is a Fundamental Change Repurchase Notice as defined in
Section 311 of the First Supplemental Indenture, dated as of June ___, 2001 (the "Supplemental Indenture"), among the Company, Coulter Corporation, Hybritech Incorporated, and Citibank, N.A. (the "Trustee") under the Senior Indenture dated as of April 25, 2001 between the Company and the Trustee (the "Base Indenture" and, together with the Supplemental Indenture, the "Indenture"). Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

               Certificate No(s). of Notes:  _____________________________

               I intend to deliver the following aggregate Principal Amount at Maturity of Notes for purchase by the Company pursuant to Section 311 of the Supplemental Indenture (in multiples of $1,000):

               $________________________________

               I hereby agree that the Notes will be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions of the Notes and the Indenture.

               In the event that the Company elects, pursuant to Section 311(b) of the Supplemental Indenture, to pay the Fundamental Change Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Fundamental Change Repurchase Price is ultimately payable entirely in cash because any of the conditions to payment of the Fundamental Change Repurchase Price in Common Stock is not satisfied prior to the close of business on the Fundamental Change Repurchase Date, I elect:

               CHECK ONE BOX BELOW

               (1) [ ] to withdraw this Fundamental Change Repurchase Notice as to all of the Notes to which this Fundamental Change Repurchase Notice relates;

               (2) [ ] to withdraw this Fundamental Change Repurchase Notice as to $___________________ Principal Amount at Maturity of Notes (Certificate No(s). ____________________); or

               (3) [ ] to receive cash in respect of the entire Fundamental Change Repurchase Price for all Notes (or portions thereof) to which this Fundamental Change Repurchase Notice relates.

                                             Signed:
                                                      --------------------------

                                                            DRAFT - MAY 10, 2001



                                    EXHIBIT D

           FORM OF SUPPLEMENTAL INDENTURE IN RESPECT OF NOTE GUARANTEE


               This Supplemental Indenture, dated as of __________ (this "Supplemental Indenture"), among [name of New Guarantor] (the "New Guarantor"), Beckman Coulter, Inc. (the "Company"), each other now existing Guarantor under, and as defined in, the Indenture referred to below, and Citibank, N.A., as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

               WHEREAS, the Company and the Trustee have heretofore become parties to a Senior Indenture, dated as of April 25, 2001 (the "Base Indenture"), as supplemented by the First Supplemental Indenture, dated as of June ___, 2001 (the "First Supplemental Indenture" and, together with the Base Indenture and as amended, supplemented, waived or otherwise modified, the "Indenture"), among the Company, as issuer, the now existing Guarantors, as guarantors, and Citibank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), providing for the issuance of $_____________ aggregate principal amount of at maturity of the Company's Zero Coupon Convertible Senior Notes Due 2021 (the "Notes");

               WHEREAS, Sections 608 and 702 of the First Supplemental Indenture provide that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Company's obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein and in Article VII of the First Supplemental Indenture; and

               WHEREAS, pursuant to Section 901 of the Base Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

               NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

               1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

               2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all other Guarantors and fully and unconditionally, to guarantee the Company's obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article Thirteen of the Indenture and to be bound by all other applicable provisions of the Indenture as a Guarantor.

               3. Termination, Release and Discharge. The New Guarantor's Note
                  Guarantee shall terminate and be of no further force or effect, and the New Guarantor shall be released and discharged from all obligations in respect of such Note Guarantee, as and when provided in Section 703 of the First Supplemental Indenture.

               4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of the New Guarantor's Note Guarantee or any provision contained herein or in Article Thirteen of the Indenture.

               5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED
                  BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

               6. Ratification of Indenture; Supplemental Indentures Part of
                  Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

               7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

               8. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                             [NAME OF NEW GUARANTOR],


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:
                                                Address:


                                             [COMPANY]

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             [Add signature block for any other
                                              existing Guarantor]

                                             [TRUSTEE]

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



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